Incorporation number: C404088

The Company has requested confidential treatment with respect to certain portions of this Agreement, which have been omitted, pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

MICROLOGIX BIOTECH INC.

(the "Company")

ARTICLES

1. INTERPRETATION 1
   - 1.1 Definitions 1
   - *1.2 Business Corporations Act* and *Interpretation Act* Definitions Applicable 1
   - 1.3 Conflicts Between Articles and the *Business Corporations Act* 1
2. SHARES AND SHARE CERTIFICATES 1
   - 2.1 Authorized Share Structure 1
   - 2.2 Form of Share Certificate 1
   - 2.3 Shareholder Entitled to Share Certificate or Acknowledgement 2
   - 2.4 Delivery by Mail 2
   - 2.5 Replacement of Worn Out or Defaced Share Certificate or Acknowledgement 2
   - 2.6 Replacement of Lost, Stolen or Destroyed Share Certificate or Acknowledgement 2
   - 2.7 Splitting Share Certificates 2
   - 2.8 Share Certificate Fee 2
   - 2.9 Recognition of Trusts 2
3. ISSUE OF SHARES 3
   - 3.1 Directors Authorized 3
   - 3.2 Conditions of Issue 3
   - 3.3 Share Purchase Warrants and Rights 3
4. SECURITIES REGISTERS 3
   - 4.1 Central Securities Register 3
   - 4.2 Appointment of Agent 3
5. SHARE TRANSFERS 4
   - 5.1 Registering Transfers 4
   - 5.2 Form of Instrument of Transfer 4
   - 5.3 Transferor Remains Shareholder 4
   - 5.4 Signing of Instrument of Transfer 4
   - 5.5 Enquiry as to Title Not Required 4
   - 5.6 Transfer Fee 4
6. TRANSMISSION OF SHARES 5
   - 6.1 Legal Personal Representative Recognized on Death 5
   - 6.2 Rights of Legal Personal Representative 5
7. PURCHASE OR REDEMPTIONOF SHARES 5
   - 7.1 Company Authorized to Purchase or Redeem Shares 5
   - 7.2 Purchase or Redemption When Insolvent 5
   - 7.3 Sale and Voting of Purchased Shares 5
8. BORROWING POWERS 5
   - 8.1 Borrowing Powers 5
9. ALTERATIONS 6
   - 9.1 Alteration of Authorized Share Structure 6
   - 9.2 Special Rights and Restrictions 6
   - 9.3 Change of Name 7
   - 9.4 Other Alterations 7
10. MEETINGS OF SHAREHOLDERS 7

2

10.1	Annual General Meetings	7
	10.2	Resolution Instead of Annual General Meeting	7
	10.3	Resolutions of Shareholders	7
	10.4	Calling of Meetings of Shareholders	7
	10.5	Location of Meeting	7
	10.6	Notice for Meetings of Shareholders	7
	10.7	Record Date for Notice	8
	10.8	Record Date for Voting	8
	10.9	Failure to Give Notice and Waiver of Notice	8
	10.10	Notice of Special Business at Meetings of Shareholders	8
	10.11	Class Meetings and Series Meetings of Shareholders	8
11.	PROCEEDINGS AT MEETINGS OF SHAREHOLDERS		9
	11.1	Special Business	9
	11.2	Special Majority	9
	11.3	Quorum	9
	11.4	One Shareholder May Constitute Quorum	9
	11.5	Other Persons May Attend	10
	11.6	Requirement of Quorum	10
	11.7	Lack of Quorum	10
	11.8	Lack of Quorum at Succeeding Meeting	10
	11.9	Chair	10
	11.10	Selection of Alternate Chair	10
	11.11	Adjournments	10
	11.12	Notice of Adjourned Meeting	11
	11.13	Decisions by Show of Hands or Poll	11
	11.14	Declaration of Result	11
	11.15	Motion Need Not be Seconded	11
	11.16	Casting Vote	11
	11.17	Manner of Taking Poll	11
	11.18	Demand for Poll on Adjournment	11
	11.19	Chair Must Resolve Dispute	12
	11.20	Casting of Votes	12
	11.21	Demand for Poll	12
	11.22	Demand for Poll Not to Prevent Continuance of Meeting	12
	11.23	Retention of Ballots and Proxies	12
	11.24	Ordinary Resolution	12
12.	VOTES OF SHAREHOLDERS		12
	12.1	Number of Votes by Shareholder or by Shares	12
	12.2	Votes of Persons in Representative Capacity	12
	12.3	Votes by Joint Holders	12
	12.4	Legal Personal Representatives as Joint Shareholders	13
	12.5	Representative of a Corporate Shareholder	13
	12.6	Proxy Provisions Do Not Apply in All Circumstances	13
	12.7	Appointment of Proxy Holders	14
	12.8	Alternate Proxy Holders	14
	12.9	Proxy Holder Must Be Shareholder	14
	12.10	Form of Proxy	14
	12.11	Deposit of Proxy	15
	12.12	Revocation of Proxy	15
	12.13	Revocation of Proxy Must Be Signed	15
	12.14	Validity of Proxy Vote	15
	12.15	Production of Evidence of Authority to Vote	15
13.	DIRECTORS		16
	13.1	Number of Directors	16
	13.2	Change in Number of Directors	16
	13.3	Directors' Acts Valid Despite Vacancy	16

3

13.4 Qualifications of Directors 16
13.5 Remuneration of Directors 16
13.6 Reimbursement of Expenses of Directors 16
13.7 Special Remuneration for Directors 17
13.8 Gratuity, Pension or Allowance on Retirement of Director 17
14. ELECTION AND REMOVAL OF DIRECTORS 17
14.1 Election at Annual General Meeting 17
14.2 Consent to be a Director 17
14.3 Failure to Elect or Appoint Directors 17
14.4 Places of Retiring Directors Not Filled 18
14.5 Directors May Fill Casual Vacancies 18
14.6 Remaining Directors Power to Act 18
14.7 Shareholders May Fill Vacancies 18
14.8 Additional Directors 18
14.9 Ceasing to be a Director 18
14.10 Removal of Director by Shareholders 19
14.11 Removal of Director by Directors 19
15. ALTERNATE DIRECTORS 19
15.1 Appointment of Alternate Director 19
15.2 Notice of Meetings 19
15.3 Alternate for More Than One Director Attending Meetings 19
15.4 Consent Resolutions 19
15.5 Alternate Director Not an Agent 20
15.6 Revocation of Appointment of Alternate Director 20
15.7 Ceasing to be an Alternate Director 20
15.8 Remuneration and Expenses of Alternate Director 20
16. POWERS AND DUTIES OF DIRECTORS 20
16.1 Powers of Management 20
16.2 Appointment of Attorney of Company 20
16.3 Remuneration of Auditor 20
17. INTERESTS OF DIRECTORS AND OFFICERS 21
17.1 Obligation to Account for Profits 21
17.2 Restrictions on Voting by Reason of Interest 21
17.3 Interested Director Counted in Quorum 21
17.4 Disclosure of Conflict of Interest or Property 21
17.5 Director Holding Other Office in the Company 21
17.6 No Disqualification 21
17.7 Professional Services by Director or Senior Officer 21
17.8 Director or Officer in Other Corporations 21
18. PROCEEDINGS OF DIRECTORS 22
18.1 Meetings of Directors 22
18.2 Voting at Meetings 22
18.3 Chair of Meetings 22
18.4 Meetings by Telephone or Other Communications Medium 22
18.5 Calling of Meetings 22
18.6 Notice of Meetings 23
18.7 When Notice Not Required 23
18.8 Meeting Valid Despite Failure to Give Notice 23
18.9 Waiver of Notice of Meetings 23
18.10 Quorum 23
18.11 Validity of Acts Where Appointment Defective 23
18.12 Consent Resolutions in Writing 23
19. EXECUTIVE AND OTHER COMMITTEES 24
19.1 Appointment and Powers of Executive Committee 24
19.2 Appointment and Powers of Other Committees 24
19.3 Obligations of Committees 24

4

19.4 Powers of Board 25
19.5 Committee Meetings 25
20. OFFICERS 25
20.1 Directors May Appoint Officers 25
20.2 Functions, Duties and Powers of Officers 25
20.3 Qualifications 25
20.4 Remuneration and Terms of Appointment 26
21. INDEMNIFICATION 26
21.1 Definitions 26
21.2 Mandatory Indemnification of Directors and Former Directors 26
21.3 Indemnification of Other Persons 26
21.4 Non-Compliance with *Business Corporations Act* 26
21.5 Company May Purchase Insurance 26
22. DIVIDENDS 27
22.1 Payment of Dividends Subject to Special Rights 27
22.2 Declaration of Dividends 27
22.3 No Notice Required 27
22.4 Record Date 27
22.5 Manner of Paying Dividend 27
22.6 Settlement of Difficulties 27
22.7 When Dividend Payable 28
22.8 Dividends to be Paid in Accordance with Number of Shares 28
22.9 Receipt by Joint Shareholders 28
22.10 Dividend Bears No Interest 28
22.11 Fractional Dividends 28
22.12 Payment of Dividends 28
22.13 Capitalization of Surplus 28
22.14 Set Aside Funds 28
23. ACCOUNTING RECORDS 28
23.1 Recording of Financial Affairs 28
23.2 Inspection of Accounting Records 29
23.3 Copies of Financial Statements 29
24. NOTICES 29
24.1 Method of Giving Notice 29
24.2 Deemed Receipt of Mailing 29
24.3 Certificate of Sending 30
24.4 Notice to Joint Shareholders 30
24.5 Notice to Trustees 30
25. SEAL 30
25.1 Who May Attest Seal 30
25.2 Sealing Copies 30
25.3 Mechanical Reproduction of Seal 30
26. PROHIBITIONS 31
26.1 Definitions 31
26.2 Application 31
26.3 Consent Required for Transfer of Shares or Designated Securities 31
27. SPECIAL RIGHTS AND RESTRICTIONS OF THE PREFERRED SHARES WITHOUT PAR VALUE AS A CLASS 31
27.1 Preferred Shares 31
28. SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE REDEEMABLE, CONVERTIBLE PREFERRED SHARES, SERIES A, AS A SERIES 32
28.1 Definitions and Interpretation 32
28.1.1 Definitions 32
28.1.2 Gender 35
28.1.3 Currency 35
28.1.4 Headings 35

5

28.1.5 Business Day 35
28.1.6 Company Act 35
28.2 Number of Series A Preferred Shares 36
28.3 Voting Rights 36
28.4 Dividends 36
28.5 Dissolution and Liquidation 36
28.6 Covenants 36
28.6.1 No Impairment 36
28.7 Milestones 36
28.7.1 Milestones and Milestone Payments 36
28.8 Conversion 37
28.8.1 Conversion at Company's Option 37
28.8.2 Notice of Conversion 37
28.8.3 Procedure for Conversion 37
28.8.4 Termination of Conversion Alternative 38
28.9 Redemption 38
28.9.1 Redemption at Company's Option 38
28.9.2 Notice of Redemption 39
28.9.3 Procedure for Redemption 39
28.9.4 Redemption Subject to Applicable Law 39
28.9.5 Expiry Redemption 40
28.10 Adjustments 40
28.10.1 Adjustment for Corporate Reorganization 40
28.10.2 Adjustment for Change in Common Shares 40
28.10.3 Adjustment for Other Dilutive Events 40
28.10.4 Notice of Adjustment 40
28.11 Issuance 41
28.12 Transfer 41
SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE REDEEMABLE, CONVERTIBLE PREFERRED SHARES, SERIES B, AS A SERIES 41
29.1 Definitions and Interpretation 41
29.1.1 Definitions 41
29.1.2 Gender 44
29.1.3 Currency 44
29.1.4 Headings 44
29.1.5 Business Day 44
29.1.6 Company Act 44
29.2 Number of Series B Preferred Shares 44
29.3 Voting Rights 45
29.4 Dividends 45
29.5 Dissolution and Liquidation 45
29.6 Covenants 45
29.6.1 No Impairment 45
29.7 Milestones 45
29.7.1 Milestones and Milestone Payments 45
29.8 Conversion 46
29.8.1 Conversion at Company's Option 46
29.8.2 Notice of Conversion 46
29.8.3 Procedure for Conversion 47
29.8.4 Termination of Conversion Alternative 47
29.9 Redemption 48
29.9.1 Redemption at Company's Option 48
29.9.2 Notice of Redemption 48
29.9.3 Procedure for Redemption 48
29.9.4 Redemption Subject to Applicable Law 49
29.9.5 Expiry Redemption 49

6

29.10 Adjustments 49
29.10.1 Adjustment for Corporate Reorganization 49
29.10.2 Adjustment for Change in Common Shares 49
29.10.3 Adjustment for Other Dilutive Events 49
29.10.4 Notice of Adjustment 50
29.11 Issuance 50
29.12 Transfer 50
30. SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE REDEEMABLE, CONVERTIBLE PREFERRED SHARES, SERIES C, AS A SERIES 50
30.1 Definitions and Interpretation 50
30.1.1 Definitions 50
30.1.2 Gender 53
30.1.3 Currency 53
30.1.4 Headings 53
30.1.5 Business Day 53
30.1.6 Company Act 53
30.2 Number of Series C Preferred Shares 53
30.3 Voting Rights 53
30.4 Dividends 53
30.5 Dissolution and Liquidation 53
30.6 Covenants 54
30.6.1 No Impairment 54
30.7 Milestones 54
30.7.1 Milestones and Milestone Payments 54
30.8 Conversion 54
30.8.1 Conversion at Company's Option 54
30.8.2 Notice of Conversion 55
30.8.3 Procedure for Conversion 55
30.8.4 Termination of Conversion Alternative 56
30.8.5 Conditions to Conversion 56
30.9 Redemption 57
30.9.1 Redemption at Company's Option 57
30.9.2 Notice of Redemption 57
30.9.3 Procedure for Redemption 57
30.9.4 Redemption Subject to Applicable Law 58
30.9.5 Expiry Redemption 58
30.10 Adjustments 58
30.10.1 Adjustment for Corporate Reorganization 58
30.10.2 Adjustment for Other Dilutive Events 58
30.10.3 Notice of Adjustment 59
30.11 Transfer 59
31. SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE REDEEMABLE, CONVERTIBLE PREFERRED SHARES, SERIES D, AS A SERIES 59
31.1 Definitions and Interpretation 59
31.1.1 Definitions 59
31.1.2 Gender 61
31.1.3 Currency 61
31.1.4 Headings 61
31.1.5 Business Day 61
31.1.6 Company Act 61
31.2 Maximum Number of Shares 62
31.2.1 Series D Preferred Shares 62
31.2.2 Conversion Shares 62
31.3 Voting Rights 62
31.4 Dividends 62
31.5 Dissolution and Liquidation 62

7

31.6 Milestones 62
31.6.1 Milestones and Milestone Payments 62
31.7 Conversion 63
31.7.1 Conversion at Company's Option 63
31.7.2 Notice of Conversion 63
31.7.3 Procedure for Conversion 63
31.7.4 Termination of Conversion Alternative 65
31.8 Redemption 65
31.8.1 Milestone Redemption at Company's Option 65
31.8.2 Notice of Redemption 65
31.8.3 Procedure for Redemption 65
31.8.4 Redemption Subject to Applicable Law 66
31.8.5 Optional Redemption Date 66
31.9 Adjustments 66
31.9.1 Adjustment for Corporate Reorganization 66
31.9.2 Adjustment for Other Dilutive Events 66
31.9.3 Notice of Adjustment 67
31.10 Transfer 67
32. SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE REDEEMABLE, CONVERTIBLE PREFERRED SHARES OF THE COMPANY, SERIES E, AS A SERIES 67
32.1 Definitions and Interpretation 67
32.1.1 Definitions 67
32.1.2 Gender 69
32.1.3 Currency 69
32.1.4 Headings 69
32.1.5 Business Day 69
32.1.6 Company Act 69
32.2 Maximum Number of Shares 70
32.2.1 Series E Preferred Shares 70
32.2.2 Common Shares 70
32.3 Voting Rights 70
32.4 Dividends 70
32.5 Dissolution and Liquidation 70
32.6 Conversion 70
32.6.1 Conversion at Company's Option 70
32.6.2 Notice of Conversion 70
32.6.3 Procedure for Conversion 71
32.6.4 Termination of Conversion Alternative 72
32.7 Redemption 72
32.7.1 Milestone Redemption at Company's Option 72
32.7.2 Optional Redemption Date 72
32.7.3 Redemption at Expiration of Milestone Period or Maximum Milestone Payment 73
32.7.4 Notice of Redemption 73
32.7.5 Procedure for Redemption 73
32.7.6 Redemption Subject to Applicable Law 73
32.8 Adjustments 74
32.8.1 Adjustment for Permitted Corporate Reorganization 74
32.8.2 Adjustment for Other Dilutive Events 74
32.8.3 Notice of Adjustment 74
32.9 Transfer 74

Incorporation number:  C-404088

MICROLOGIX BIOTECH INC.
(the “Company”)

1.

INTERPRETATION

1.1

Definitions

In these Articles, unless the context otherwise requires:

(1)

“board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;

(2)

“Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(3)

“Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

(4)

“legal personal representative” means the personal or other legal representative of a shareholder, and includes a trustee in bankruptcy of the shareholder;

(5)

“registered address” of a shareholder means that shareholder's address as recorded in the central securities register; and

(6)

“seal” means the seal of the Company, if any.

1.2

Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes and unless the context requires otherwise, apply to these Articles as if the Articles were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail.

1.3

Conflicts Between Articles and the Business Corporations Act

If there is a conflict or inconsistency between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

2.

SHARES AND SHARE CERTIFICATES

2.1

Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2

Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3

Shareholder Entitled to Share Certificate or Acknowledgement

Each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder's name or (b) a non-transferable written acknowledgement of the shareholder's right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgement, and delivery of a share certificate or acknowledgement for a share to one of several joint shareholders or to one of the shareholders' duly authorized agents will be sufficient delivery to all.

2.4

Delivery by Mail

Any share certificate or non-transferable written acknowledgement of a shareholder's right to obtain a share certificate may be sent to the shareholder by mail at the shareholder's registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

2.5

Replacement of Worn Out or Defaced Share Certificate or Acknowledgement

If the directors are satisfied that a share certificate or a non-transferable written acknowledgement of a shareholder's right to obtain a share certificate is worn out or defaced, the directors must, on production of the share certificate or acknowledgement, as the case may be, and on such other terms, if any, as the directors determine:

(1)

order the share certificate or acknowledgement, as the case may be, to be cancelled; and

(2)

issue a replacement share certificate or acknowledgement, as the case may be.

2.6

Replacement of Lost, Stolen or Destroyed Share Certificate or Acknowledgement

If a share certificate or a non-transferable written acknowledgement of a shareholder's right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgement, as the case may be, must be issued to the person entitled to that share certificate or acknowledgement, as the case may be, if the directors receive:

(1)

proof satisfactory to the directors that the share certificate or acknowledgement is lost, stolen or destroyed; and

(2)

any indemnity the directors consider adequate.

2.7

Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder's name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

Share Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6  or 2.7 , the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.9

Recognition of Trusts

No person other than a shareholder is required to be recognized by the Company as holding any share, and the Company is not bound by nor compelled to recognize any equitable, contingent, future or partial interest in any share or fraction of a share or any other rights or interests in respect of any share (except as required by law or statute or these Articles or as ordered by a court of competent jurisdiction) other than an absolute right to the entirety thereof in the shareholder, whether or not the Company may be provided notice of any such other rights or interests, and whether or not the shareholder may be declared or recorded as a trustee in respect of such share.

3.

ISSUE OF SHARES

3.1

Directors Authorized

Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons (including directors), in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2

Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(1)

consideration is provided to the Company for the issue of the share by one or more of the following:

(a)

past services performed for the Company;

(b)

property; or

(c)

money; and

(2)

the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.

3.3

Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, bonds, shares or any other securities issued or created by the Company from time to time.

4.

SECURITIES REGISTERS

4.1

Central Securities Register

As required by and subject to the Business Corporations Act, the Company must maintain in British Columbia a central securities register.

4.2

Appointment of Agent

The directors may, subject to the Business Corporations Act, appoint agents to maintain the central securities register and any branch securities registers.

5.

SHARE TRANSFERS

5.1

Registering Transfers

A transfer of a share of the Company must not be registered unless:

(1)

a duly signed instrument of transfer in respect of the share has been received by the Company;

(2)

if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company; and

(3)

if a non-transferable written acknowledgement of the shareholder's right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgement has been surrendered to the Company.

5.2

Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company's share certificates or in any other form that may be approved by the directors from time to time.

5.3

Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, a transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.4

Signing of Instrument of Transfer

If a shareholder or his or her duly authorized attorney signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgements deposited with the instrument of transfer:

(1)

in the name of the person named as transferee in that instrument of transfer; or

(2)

if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5

Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgement of a right to obtain a share certificate for such shares.

5.6

Transfer Fee

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

6.

TRANSMISSION OF SHARES

6.1

Legal Personal Representative Recognized on Death

In case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder's interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2

Rights of Legal Personal Representative

The legal personal representative of a shareholder has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Business Corporations Act and the directors have been deposited with the Company.

7.

PURCHASE OR REDEMPTION OF SHARES

7.1

Company Authorized to Purchase or Redeem Shares

Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the Business Corporations Act, the Company may, if authorized by the directors, purchase, redeem or otherwise acquire any of its shares at the price and upon the terms determined by the directors.

7.2

Purchase or Redemption When Insolvent

The Company must not make a payment or provide any other consideration to purchase, redeem or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(1)

the Company is insolvent; or

(2)

making the payment or providing the consideration would render the Company insolvent.

7.3

Sale and Voting of Purchased Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(1)

is not entitled to vote the share at a meeting of its shareholders;

(2)

must not pay a dividend in respect of the share; and

(3)

must not make any other distribution in respect of the share.

8.

BORROWING POWERS

8.1

Borrowing Powers

The Company, if authorized by the directors, may:

(1)

borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that the directors consider appropriate;

(2)

issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as the directors consider appropriate;

(3)

guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(4)

mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

9.

ALTERATIONS

9.1

Alteration of Authorized Share Structure

Subject to Article 9.2 and the Business Corporations Act, the Company may:

(1)

by special resolution:

(a)

change all or any or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;

(b)

alter the identifying name of any of its shares; or

(c)

otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act,

(2)

by ordinary resolution:

(a)

increase or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(b)

if the Company is authorized to issue shares of a class of shares with par value, if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(c)

create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

(d)

reduce the maximum number of shares that the Company is authorized to issue out of any class or series of shares; or

(e)

if the Company is authorized to issue shares of a class of shares with par value, decrease the par value of those shares; or

(3)

by resolution of the directors, subdivide or consolidate all or any of its unissued, or fully paid, issued, shares.

9.2

Special Rights and Restrictions

Subject to the Business Corporations Act, the Company may by special resolution:

(1)

create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or

(2)

vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued,

provided that a right or special right attached to any issued shares must not be prejudiced or interfered with unless the shareholders holding shares of the class or series of shares to which the right or special rights is attached consent by a separate special resolution of those shareholders.

9.3

Change of Name

The Company may by resolution of the board of directors authorize an alteration of its Notice of Articles in order to change its name or to adopt or change any translation of that name.

9.4

Other Alterations

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by special resolution alter these Articles.

10.

MEETINGS OF SHAREHOLDERS

10.1

Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

10.2

Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution.  The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company's annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3

Resolutions of Shareholders

A resolution of shareholders may be consented to in writing in accordance with the Business Corporations Act.

10.4

Calling of Meetings of Shareholders

The directors may, whenever the directors determine, call a meeting of shareholders.

10.5

Location of Meeting

A meeting of the shareholders may be held anywhere in North America as determined by the directors.

10.6

Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(1)

if and for so long as the Company is a public company, 21 days; or

(2)

otherwise, 10 days.

10.7

Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(1)

if and for so long as the Company is a public company, 21 days; or

(2)

otherwise, 10 days.

If no record date is set, the record date is 5:00 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.8

Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5:00 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.9

Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

10.10

Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

(1)

state the general nature of the special business; and

(2)

if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders at the Company's records office, or at such other reasonably accessible location in British Columbia as is specified in the notice during statutory business hours on any one or more specified days before the day set for the holding of the meeting.

10.11

Class Meetings and Series Meetings of Shareholders

Unless otherwise specified in these Articles, the provisions of these Articles relating to a meeting of shareholders will apply, with the necessary changes and so far as they are applicable, to a class meeting or series meeting of shareholders holding a particular class or series of shares.

11.

PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1

Special Business

At a meeting of shareholders, the following business is special business:

(1)

at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of, or voting at, the meeting;

(2)

at an annual general meeting, all business is special business except for the following:

(a)

business relating to the conduct of, or voting at, the meeting;

(b)

consideration of any financial statements of the Company presented to the meeting;

(c)

consideration of any reports of the directors or auditor;

(d)

the setting or changing of the number of directors;

(e)

the election or appointment of directors;

(f)

the appointment of an auditor;

(g)

the setting of the remuneration of an auditor;

(h)

business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution; or

(i)

any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2

Special Majority

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is three-quarters of the votes cast on the resolution.

11.3

Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or represent by proxy, shareholders holding, in the aggregate, at least 5% of the issued shares entitled to be voted at the meeting.

11.4

One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(1)

the quorum is one person who is, or who represents by proxy, that shareholder; and

(2)

that shareholder, present in person or by proxy, may constitute the meeting.

11.5

Other Persons May Attend

The directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company and any other persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.6

Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7

Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(1)

in the case of a general meeting requisitioned by shareholders, the meeting is dissolved; and

(2)

in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.8

Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.7(2)  was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9

Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(1)

the chair of the board, if any; or

(2)

if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

11.10

Selection of Alternate Chair

If, at any meeting of shareholders, there is no chair of the board of directors or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board of directors and the president are unwilling to act as chair of the meeting, or if the chair of the board of directors and the president have advised the secretary, if any, or any director present at the meeting, that the chair of the board of directors and the president will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.11

Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.12

Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.13

Decisions by Show of Hands or Poll

Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair of the meeting or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

11.14

Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.15

Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.16

Casting Vote

In case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair of the meeting may be entitled as a shareholder.

11.17

Manner of Taking Poll

Subject to Article 11.18, if a poll is duly demanded at a meeting of shareholders:

(1)

the poll must be taken:

(a)

at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

(b)

in the manner, at the time and at the place that the chair of the meeting directs;

(2)

the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and

(3)

the demand for the poll may be withdrawn by the person who demanded it.

11.18

Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.19

Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of a meeting of shareholders must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.20

Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.21

Demand for Poll

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22

Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.23

Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and during that period, make such ballots and proxies available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

11.24

Ordinary Resolution

Unless the Business Corporations Act or these Articles otherwise provide, any action that must or may be taken or authorized by the shareholders may be taken or authorized by an ordinary resolution.

12.

VOTES OF SHAREHOLDERS

12.1

Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(1)

on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(2)

on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2

Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative for a shareholder who is entitled to vote at the meeting.

12.3

Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(1)

any one of the joint shareholders may vote at any meeting of shareholders, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

(2)

if more than one of the joint shareholders is present at any meeting of shareholders, personally or by proxy, and more than one of the joint shareholders votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4

Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article , deemed to be joint shareholders.

12.5

Representative of a Corporate Shareholder

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders by written instrument, fax or any other method of transmitting legibly recorded messages and:

(1)

for that purpose, the appointment of the representative must:

(a)

be received at the registered office of the Company or at any other place specified for the receipt of proxies in the notice calling the meeting of shareholders at least the number of business days specified in the notice for the receipt of proxies, or if no number of business days is specified in the notice, at least two business days before the day set for the holding of the meeting; or

(b)

be provided at the meeting to the chair of the meeting or to a person designated by the chair of the meeting; and

(2)

if a representative is appointed under this Article 12.5:

(a)

the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

(b)

the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

12.6

Proxy Provisions Do Not Apply in All Circumstances

If and for so long as the Company is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions (as defined in the Business Corporations Act) as part of its Articles or to which the Statutory Reporting Company Provisions apply, Articles 12.7 to 12.15 apply only insofar as they are not inconsistent with any securities legislation in any province or territory of Canada or in the federal jurisdiction of the United States or in any states of the United States that is applicable to the Company and insofar as they are not inconsistent with the regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by securities commissions or similar authorities appointed under that legislation.

12.7

Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders may, by proxy, appoint one or more proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.8

Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.9

Proxy Holder Must Be Shareholder

Only a person who is a shareholder may be appointed as a proxy holder except when:

(1)

the Company is a public company;

(2)

the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

(3)

the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting; or

(4)

the shareholders present in person or by proxy and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

12.10

Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

[name of company]
(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy is given in respect of all shares registered in the name of the undersigned):

Signed [month, day, year]

[Signature of shareholder]

[Name of shareholder- printed]

12.11

Deposit of Proxy

A proxy for a meeting of shareholders must be by written instrument, fax or any other method of transmitting legibly recorded messages and must:

(1)

be received at the registered office of the Company or at any other place specified for the receipt of proxies in the notice calling the meeting of shareholders at least the number of business days specified in the notice for the receipt of proxies, or if no number of business days is specified in the notice, at least two business days before the day set for the holding of the meeting; or

(2)

unless the notice provides otherwise, be provided at the meeting of shareholders to the chair of the meeting or to a person designated by the chair of the meeting.

12.12

Revocation of Proxy

Subject to Article 12.13, every proxy may be revoked by an instrument in writing that is received:

(1)

at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting of shareholders at which the proxy is to be used; or

(2)

by the chair of the meeting, at the meeting of shareholders, before any vote in respect of which the proxy is to be used shall have been taken.

12.13

Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.12 must be signed as follows:

(1)

if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative; and

(2)

if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article .

12.14

Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(1)

at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting of shareholders at which the proxy is to be used; or

(2)

by the chair of the meeting, at the meeting of shareholders, before any vote in respect of which the proxy is to be used shall have been taken.

12.15

Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

13.

DIRECTORS

13.1

Number of Directors

The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(1)

if the Company is a public company, the greater of three and the most recently set of:

(a)

the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(b)

the number of directors set under Article 14.4; or

(2)

if the Company is not a public company, the most recently set of:

(a)

the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and

(b)

the number of directors set under Article 14.4.

13.2

Change in Number of Directors

If the number of directors is set under Articles  13.1(1)(a) or 13.1(2)(a):

(1)

the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number; and

(2)

if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.

13.3

Directors' Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

13.4

Qualifications of Directors

A director is not required to hold a share in the capital of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5

Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors, as such, may from time to time determine.  If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders.  Such remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company, as such, who is also a director.

13.6

Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that he or she may incur on behalf of the business of the Company.

13.7

Special Remuneration for Directors

If any director performs any professional or other services for the Company that, in the opinion of the directors, are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company's business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

13.8

Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors, on behalf of the Company, may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

14.

ELECTION AND REMOVAL OF DIRECTORS

14.1

Election at Annual General Meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(1)

the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution must appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and

(2)

all the directors cease to hold office immediately before the election or appointment of directors under paragraph (1), but are eligible for re-election or re-appointment.

14.2

Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(1)

that individual consents to be a director in the manner provided for in the Business Corporations Act; or

(2)

that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director.

14.3

Failure to Elect or Appoint Directors

If:

(1)

the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or

(2)

the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(3)

the date on which his or her successor is elected or appointed; and

(4)

the date on which he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.

14.4

Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5

Directors May Fill Casual Vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6

Remaining Directors Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of summoning a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

14.7

Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8

Additional Directors

Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(1), but is eligible for re-election or re-appointment.

14.9

Ceasing to be a Director

A director ceases to be a director when:

(1)

the term of office of the director expires;

(2)

the director dies;

(3)

the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or

(4)

the director is removed from office pursuant to Articles 14.10 or 14.11

14.10

Removal of Director by Shareholders

The Company may remove any director before the expiration of his or her term of office by ordinary resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11

Removal of Director by Directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

15.

ALTERNATE DIRECTORS

15.1

Appointment of Alternate Director

Any director (an “appointor”) may, by notice in writing received by the Company, appoint any person (an “appointee”) who is qualified to act as a director to be his or her alternate to act in his or her place at meetings of the directors or committees of the directors at which the appointor is not present unless (in the case of an appointee who is not a director) the directors have reasonably disapproved the appointment of such person as an alternate director and have given notice to that effect to his or her appointor within a reasonable time after the notice of appointment is received by the Company.

15.2

Notice of Meetings

Every alternate director so appointed is entitled to notice of meetings of the directors and of committees of the directors of which his or her appointor is a member and to attend and vote as a director at any such meetings at which his or her appointor is not present.

15.3

Alternate for More Than One Director Attending Meetings

A person may be appointed as an alternate director by more than one director, and an alternate director:

(1)

will be counted in determining the quorum for a meeting of directors once for each of his or her appointors and, in the case of an appointee who is also a director, once more in that capacity;

(2)

has a separate vote at a meeting of directors for each of his or her appointors and, in the case of an appointee who is also a director, an additional vote in that capacity;

(3)

will be counted in determining the quorum for a meeting of a committee of directors once for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, once more in that capacity; and

(4)

has a separate vote at a meeting of a committee of directors for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, an additional vote in that capacity.

15.4

Consent Resolutions

Every alternate director, if authorized by the notice appointing him or her, may sign in place of his or her appointor any resolutions to be consented to in writing.

15.5

Alternate Director Not an Agent

Every alternate director is deemed not to be the agent of his or her appointor.

15.6

Revocation of Appointment of Alternate Director

An appointor may at any time, by notice in writing received by the Company, revoke the appointment of an alternate director appointed by him or her.

15.7

Ceasing to be an Alternate Director

The appointment of an alternate director ceases when:

(1)

his or her appointor ceases to be a director and is not promptly re-elected or re-appointed;

(2)

the alternate director dies;

(3)

the alternate director resigns as an alternate director by notice in writing provided to the Company or a lawyer for the Company;

(4)

the alternate director ceases to be qualified to act as a director; or

(5)

his or her appointor revokes the appointment of the alternate director.

15.8

Remuneration and Expenses of Alternate Director

The Company may reimburse an alternate director for the reasonable expenses that would be properly reimbursed if he or she were a director, and the alternate director is entitled to receive from the Company such proportion, if any, of the remuneration otherwise payable to the appointor as the appointor may from time to time direct.

16.

POWERS AND DUTIES OF DIRECTORS

16.1

Powers of Management

The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and shall have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, required to be exercised by the shareholders of the Company.

16.2

Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument and under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may determine. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors may determine. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

16.3

Remuneration of Auditor

The directors may set the remuneration of the auditor of the Company.

17.

INTERESTS OF DIRECTORS AND OFFICERS

17.1

Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

17.2

Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors' resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

17.3

Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

17.4

Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual's duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

17.5

Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

17.6

No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

17.7

Professional Services by Director or Senior Officer

Subject to the Business Corporations Act, a director or senior officer, or any person in which a director or senior officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or senior officer or such person is entitled to remuneration for professional services as if that director or senior officer were not a director or senior officer.

17.8

Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

18.

PROCEEDINGS OF DIRECTORS

18.1

Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as the directors may determine, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

18.2

Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

18.3

Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(1)

the chair of the board, if any;

(2)

in the absence of the chair of the board, the president, if any, if the president is a director; or

(3)

any other director chosen by the directors if:

(a)

neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;

(b)

neither the chair of the board nor the president, if a director, is willing to chair the meeting; or

(c)

the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that the chair of the board and the president will not be present at the meeting.

18.4

Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of directors or of any committee of the directors in person or by telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director may participate in a meeting of directors or of any committee of the directors by a communications medium other than telephone if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other and if all directors who wish to participate in the meeting agree to such participation. A director who participates in a meeting in a manner contemplated by this Article 18.4  is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

18.5

Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company (if any) on the request of a director must, call a meeting of directors at any time.

18.6

Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 18.1, reasonable notice of each meeting of directors, specifying the place, day and time of that meeting must be given to each of the directors and the alternate directors by any method set out in Article  24.1 or orally or by telephone.

18.7

When Notice Not Required

It is not necessary to give notice of a meeting of directors to a director or an alternate director if:

(1)

the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of directors at which that director is appointed; or

(2)

the director or alternate director, as the case may be, has waived notice of the meeting.

18.8

Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director or alternate director, does not invalidate any proceedings at that meeting.

18.9

Waiver of Notice of Meetings

Any director or alternate director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of directors need be given to that director and, unless the director otherwise requires by notice in writing to the Company, to his or her alternate director, and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director or alternate director.

18.10

Quorum

The quorum necessary for the transaction of the business of the directors may be set by the directors and, if not so set, is deemed to be a majority of directors in office or, if the number of directors is set at one, is deemed to be set at one director, and that director may constitute a meeting.

18.11

Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

18.12

Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors may be passed without a meeting:

(1)

in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or

(2)

in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that he or she has or may have a disclosable interest, if each of the other directors who are entitled to vote on the resolution consents to it in writing.

A consent in writing under this Article may be by signed document, fax, email or any other method of transmitting legibly recorded messages.  A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing.  A resolution of the directors or of any committee of the directors passed in accordance with this Article 18.12  is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of directors or of a committee of the directors.

19.

EXECUTIVE AND OTHER COMMITTEES

19.1

Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and this committee has, during the intervals between meetings of the board of directors, all of the directors' powers, except:

(1)

the power to fill vacancies in the board of directors;

(2)

the power to remove a director;

(3)

the power to change the membership of, or fill vacancies in, any committee of the directors; and

(4)

such other powers, if any, as may be set out in the resolution or any subsequent directors' resolution.

19.2

Appointment and Powers of Other Committees

The directors may, by resolution:

(1)

appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;

(2)

delegate to a committee appointed under paragraph (1) any of the directors' powers, except:

(a)

the power to fill vacancies in the board of directors;

(b)

the power to remove a director;

(c)

the power to change the membership of, or fill vacancies in, any committee of the directors; and

(d)

the power to appoint or remove officers appointed by the directors; and

(3)

make any delegation referred to in paragraph (2) subject to the conditions set out in the resolution or any subsequent directors' resolution.

19.3

Obligations of Committees

Any committee appointed under Articles 19.1 or 19.2, in the exercise of the powers delegated to it, must:

(1)

conform to any rules that may from time to time be imposed on the committee by the directors; and

(2)

report every act or thing done in exercise of those powers at such times as the directors may require.

19.4

Powers of Board

The directors may, at any time, with respect to a committee appointed under Articles  19.1 or 19.2:

(1)

revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;

(2)

terminate the appointment of, or change the membership of, the committee; and

(3)

fill vacancies in the committee.

19.5

Committee Meetings

Subject to Article 19.3(1) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 19.1 or 19.2:

(1)

the committee may meet and adjourn as it thinks proper;

(2)

the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;

(3)

a majority of the members of the committee constitutes a quorum of the committee; and

(4)

questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in case of an equality of votes, the chair of the meeting does not have a second or casting vote.

20.

OFFICERS

20.1

Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors may determine and the directors may, at any time, terminate any such appointment.

20.2

Functions, Duties and Powers of Officers

The directors may, for each officer:

(1)

determine the functions and duties of the officer;

(2)

entrust to and confer on the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors may determine; and

(3)

revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.

20.3

Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act.  One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as the managing director must be a director. Any other officer need not be a director.

20.4

Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors may determine and are subject to termination at the pleasure of the directors, and an officer may, in addition to such remuneration, be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

21.

INDEMNIFICATION

21.1

Definitions

In this Article 21:

(1)

“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

(2)

“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Company (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Company:

(a)

is or may be joined as a party; or

(b)

is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding; and

(3)

“expenses” has the meaning set out in the Business Corporations Act.

21.2

Mandatory Indemnification of Directors and Former Directors

Subject to the Business Corporations Act, the Company must indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding.  Each director and alternate director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 21.2.

21.3

Indemnification of Other Persons

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

21.4

Non-Compliance with Business Corporations Act

The failure of a director, former director or alternate director of the Company, or any other person to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which he or she is entitled under this Article 21.

21.5

Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(1)

is or was a director, alternate director, officer, employee or agent of the Company;

(2)

is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;

(3)

at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or

(4)

at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

22.

DIVIDENDS

22.1

Payment of Dividends Subject to Special Rights

The provisions of this Article 22 are subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

22.2

Declaration of Dividends

Subject to the Business Corporations Act, the directors may from time to time declare and authorize payment of such dividends as the directors may deem advisable.

22.3

No Notice Required

The directors need not give notice to any shareholder of any declaration under Article 22.2.

22.4

Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If no record date is set, the record date is 5:00 p.m. on the date on which the directors pass the resolution declaring the dividend.

22.5

Manner of Paying Dividend

A resolution declaring a dividend may direct payment of the dividend wholly or partly by the distribution of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company or any other corporation, or in any one or more of those ways.

22.6

Settlement of Difficulties

If any difficulty arises in regard to a distribution under Article 22.5, the directors may settle the difficulty as the directors may deem advisable, and, in particular, may:

(1)

set the value for distribution of specific assets;

(2)

determine that cash payments in substitution for all or any part of the specific assets to which any shareholders are entitled may be made to any shareholders on the basis of the value so fixed in order to adjust the rights of all parties; and

(3)

vest any such specific assets in trustees for the persons entitled to the dividend.

22.7

When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

22.8

Dividends to be Paid in Accordance with Number of Shares

All dividends on shares of any class or series of shares must be declared and paid according to the number of such shares held.

22.9

Receipt by Joint Shareholders

If several persons are joint shareholders of any share, any one of such joint shareholders may give an effective receipt for any dividend, bonus or other money payable in respect of the share.

22.10

Dividend Bears No Interest

No dividend bears interest against the Company.

22.11

Fractional Dividends

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in making payment of the dividend and that payment represents full payment of the dividend.

22.12

Payment of Dividends

Any dividend or other distribution payable in cash in respect of shares may be paid by cheque or warrant, made payable to the order of the person to whom it is sent, and mailed to the address of the shareholder, or in the case of joint shareholders, to the address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. The mailing of such cheque will, to the extent of the sum represented by the cheque (plus the amount of the tax required by law to be deducted), discharge all liability for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

22.13

Capitalization of Surplus

Notwithstanding anything contained in these Articles, the directors may from time to time capitalize any surplus of the Company and may from time to time issue, as fully paid, shares or any bonds, debentures or other securities of the Company as a dividend representing the surplus or any part of the surplus.

22.14

Set Aside Funds

The directors may, before declaring any dividend, set aside such sums as they think proper as a reserve or reserves, which shall, at the discretion of the directors, be applicable for meeting contingencies, or for equalizing dividends, or for any other purpose and pending such application may, at the discretion of the directors, either be employed in the business of the Company or be invested in such investments as the directors may from time to time determine.  The directors may also, without placing the same in reserve, carry forward such sums which they think prudent not to divide.

23.

ACCOUNTING RECORDS

23.1

Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

23.2

Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

23.3

Copies of Financial Statements

Every shareholder shall be entitled, without charge, to a copy of the latest annual financial statement of the Company and, if otherwise required by the Business Corporations Act, a copy of each such annual financial statement and interim financial statement shall be sent to each shareholder.

24.

NOTICES

24.1

Method of Giving Notice

Unless the Business Corporations Act or these Articles otherwise provide, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(1)

sending the record by mail addressed to the person at the applicable address for that person as follows:

(a)

for a record mailed to a shareholder, the shareholder's registered address;

(b)

for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class; or

(c)

in any other case, the mailing address of the intended recipient;

(2)

delivering the record addressed to the person at the applicable address for that person as follows:

(a)

for a record delivered to a shareholder, the shareholder's registered address;

(b)

for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class; or

(c)

in any other case, the delivery address of the intended recipient;

(3)

sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

(4)

sending the record by email to the email address provided by the intended recipient for the sending of that record or records of that class; or

(5)

physically delivering the record to the intended recipient.

24.2

Deemed Receipt of Mailing

A notice, statement, report or other record that is mailed to a person by ordinary mail to the applicable address for that person referred to in Article 24.1 is deemed to be received by the person to whom it was mailed on the day (Saturdays, Sundays and holidays excepted) following the date of mailing.

24.3

Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that capacity on behalf of the Company stating that a notice, statement, report or other record was sent in accordance with Article  is conclusive evidence of that fact.

24.4

Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing the notice to the joint shareholder first named in the central securities register in respect of the share.

24.5

Notice to Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(1)

mailing the record, addressed to such person:

(a)

by name, by the title of the legal personal representative of the deceased, bankrupt or incapacitated shareholder or by any similar description; and

(b)

at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or

(2)

if an address referred to in paragraph (1)(b) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

25.

SEAL

25.1

Who May Attest Seal

Except as provided in Articles 25.2 and 25.3, the Company's seal, if any, must not be impressed on any record except when that impression is attested by the signatures of:

(1)

any two directors;

(2)

any officer, together with any director;

(3)

if the Company only has one director, that director; or

(4)

any one or more directors or officers or persons as may be determined by the directors.

25.2

Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 25.1, the impression of the seal may be attested by the signature of any director, officer or other person as may be determined by the directors.

25.3

Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time.  To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and such persons as are authorized under Article  to attest the Company’s seal may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies.  Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

26.

PROHIBITIONS

26.1

Definitions

In this Article 26:

(1)

“designated security” means:

(a)

a voting security of the Company;

(b)

a security of the Company that is not a debt security and that carries a residual right to participate in the earnings of the Company or, on the liquidation or winding up of the Company, in its assets; or

(c)

a security of the Company that is convertible, exchangeable or exercisable directly or indirectly, into a security described in paragraph (a) or (b);

(2)

“security” has the meaning assigned in the Securities Act (British Columbia); and

(3)

“voting security” means a security of the Company that:

(a)

is not a debt security, and

(b)

carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing.

26.2

Application

Article  does not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply.

26.3

Consent Required for Transfer of Shares or Designated Securities

No share or designated security may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

27.

SPECIAL RIGHTS AND RESTRICTIONS OF THE PREFERRED SHARES WITHOUT PAR VALUE AS A CLASS

27.1

Preferred Shares

The following special rights and restrictions shall be attached to the preferred shares without par value (“preferred shares”):

(1)

The preferred shares as a class shall have attached thereto the special rights and restrictions specified in this Article 27.1;

(2)

The preferred shares may at any time and from time to time be issued in one or more series. The Directors may from time to time by resolution passed before the issue of any preferred shares of any particular series, alter the Notice of Articles of the Company to fix the number of preferred shares of any particular series, alter the Notice of Articles of the Company to fix the number of preferred shares in, and to determine the designation of the preferred shares of, that series and alter the Notice of Articles or the Articles to create, define and attach special rights and restrictions to the preferred shares of that series including, but without in any way limiting or restricting the generality of the foregoing, the rate or amount of dividends, whether cumulative, non-cumulative or partially cumulative; the dates, places and currencies of payment thereof; the consideration for, and the terms and conditions of, any purchase for cancellation or redemption thereof, including redemption after a fixed term or at a premium; conversion or exchange rights or rights of retraction (provided that any such conversion or exchange rights or rights of retraction shall be in accordance with the provisions existing at the time of creation of such series relating to conversion, exchange, or retraction as prescribed by the policies of The Toronto Stock Exchange or any other stock exchange on which the shares of the Company are then listed); the terms and conditions of any share purchase plan or sinking fund, and voting rights and restrictions; but no special right or restriction so created, defined or attached shall contravene the provisions of subclauses (3) and (4) of this Article 27.1;

(3)

Holders of preferred shares shall be entitled, on the distribution of assets of the Company or on the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or on any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, to receive before any distribution to be made to holders of common shares or any other shares of the Company ranking junior to the preferred shares with respect to repayment of capital, the amount paid up with respect to each preferred share held by them, together with the fixed premium (if any) thereon, all accrued and unpaid cumulative dividends, (if any and if preferential) thereon, and all declared and unpaid non-cumulative dividends (if any and if preferential) thereon.  After payment to holders of preferred shares of the amounts so payable to them, such holders shall not be entitled to share in any further distribution of the property or assets of the Company except as specifically provided in the special rights and restrictions attached to any particular series of the preferred shares; and

(4)

Except for such voting rights as may be attached to any series of the preferred shares by the Directors, holders of preferred shares shall not be entitled as such to vote at, any general meeting of shareholders of the Company.  Holders of preferred shares shall be given notice of and be invited to attend meetings of voting shareholders of the Company.

28.

SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE REDEEMABLE, CONVERTIBLE PREFERRED SHARES, SERIES A, AS A SERIES

The first series of Preferred shares of the Company shall be designated the Redeemable, Convertible Preferred Shares, Series A (the “Series A Preferred Shares”) and shall have attached thereto, in addition to the special rights and restrictions attaching to the Preferred shares as a class, the following special rights and restrictions (the “Series A Provisions”):

28.1

Definitions and Interpretation

28.1.1

Definitions

Where used in these Series A Provisions, the following words and phrases shall, unless there is something in the context otherwise inconsistent therewith, have the following meanings:

(1)

“Affiliate” means any company or entity controlled by, controlling, or under common control with a Party hereto and shall include any Person 50% or more of whose voting shares or participating profit interest is owned or controlled, directly or indirectly, by a Party, and any company which owns or controls, directly or indirectly, 50% or more of the voting shares of a Party;

(2)

“Amphomycin IND Filing Date” means the date of filing of an IND in a Major Market Country for an Amphomycin-Related Product;

(3)

“Amphomycin-Related Lead Compound” has the meaning set forth in the Asset Purchase Agreement;

(4)

“Amphomycin-Related Product” has the meaning set forth in the Asset Purchase Agreement;

(5)

“Amphomycin Tox Date” means the date of the achievement of the dosing of the first animal in the first GLP Toxicology Study of an Amphomycin-Related Lead Compound;

(6)

“Asset Purchase Agreement” means that certain asset purchase agreement to be entered into between the Company and the Series A Preferred Holder relating to the purchase by the Company of certain assets comprising the Series A Preferred Holder’s research program for polyene and amphomycin-related compounds dated as of May 20, 2002;

(7)

“Company Act” has the meaning set forth in Article 28.1.6;

(8)

“Common Shares” means Common shares in the capital of the Company and, when used with reference to a Successor Corporation, shall mean the class or classes of shares with the greatest per share voting power entitled to vote generally and, in particular, in the election of all directors of such Successor Corporation;

(9)

“Conversion” means the conversion of the Series A Preferred Shares into Common Shares pursuant to the terms set forth herein;

(10)

“Conversion Date” has the meaning set forth in Article 28.7.1;

(11)

“Conversion Notice” has the meaning set forth in Article 28.7.2;

(12)

“Conversion Price” means the Current Market Price of Common Shares as at an applicable Conversion Date;

(13)

“Corporate Reorganization” means capital reorganization, reclassification, subdivision or consolidation of the capital of the Company or a consolidation, merger, arrangement or amalgamation (statutory or otherwise) of the Company with or into another company or body corporate;

(14)

“Current Market Price” of the Common Shares on any date means the U.S. Dollar Equivalent of the average of the “closing prices” of Common Shares on The Toronto Stock Exchange for the 5 Trading Days ending on the last Trading Day prior to an applicable Milestone Date.  The “closing price” for each Trading Day shall be the last reported sales price for sales of Common Shares on The Toronto Stock Exchange (or, if the Common Shares are not then listed and posted for trading on The Toronto Stock Exchange, on any other Stock Exchange), provided however that in the event such average of the “closing prices” of Common Shares on The Toronto Stock Exchange for the 5 Trading Days ending the last Trading Day prior to an applicable Milestone Date is less than the U.S. Dollar Equivalent of Cdn $0.29, the Current Market Price shall be deemed to equal the U.S. Dollar Equivalent of Cdn $0.29, subject to adjustments from time to time in accordance with Article 28.10.  If the Common Shares are not listed on a Stock Exchange, then the provisions of Article 28.8.4 shall apply;

(15)

“Delisting of Common Shares” means the Common Shares have been suspended, cease traded or delisted from The Toronto Stock Exchange by any applicable regulatory authority(ies) for a period of 10 consecutive Trading Days and the Common Shares (or the Common Shares of a Successor Corporation, as may be applicable) are not otherwise listed for trading on any other Stock Exchange during that 10 day period;

(16)

“Effective Date” means the date the Asset Purchase Agreement is entered into between IntraBiotics Pharmaceuticals, Inc. and the Company;

(17)

“Entity” has the meaning set forth in the Asset Purchase Agreement;

(18)

“Expiry Redemption” has the meaning set forth in Article 28.9.5;

(19)

“GLP Toxicology Study” has the meaning set forth in the Asset Purchase Agreement;

(20)

“Governmental Body” has the meaning set forth in the Asset Purchase Agreement;

(21)

“herein”, “hereto”, “hereunder”, “hereof”, “thereto” and similar expressions mean or refer to these Series A Provisions and not to any particular Article, and the expression “Article” followed by a number or a letter mean and refer to the specific Article of these Series A Provisions;

(22)

“IND” has the meaning as set forth in the Asset Purchase Agreement;

(23)

“Liquidation Redemption Price” means an amount equal to U.S.$0.50 per Series A Preferred Share;

(24)

“Major Market Country” has the meaning as set forth in the Asset Purchase Agreement;

(25)

“Milestone(s)” has the meaning set forth in Article 28.7.1;

(26)

“Milestone Date” means the date of the occurrence or achievement of a Milestone;

(27)

“Milestone Payments” has the meaning set forth in Article 28.7.1;

(28)

“Milestone Redemption Price” has the meaning set forth in Article 28.7.1, as applicable to each Milestone;

(29)

“Party” means either the Company or the Series A Preferred Holder;

(30)

“Person” means any individual, Entity or Governmental Body;

(31)

“Polyene IND Filing Date” means the date of the achievement of the filing of an IND in a Major Market Country for a Polyene Product;

(32)

“Polyene Lead Compound” has the meaning set forth in the Asset Purchase Agreement;

(33)

“Polyene Product” has the meaning set forth in the Asset Purchase Agreement;

(34)

“Polyene Tox Date” means the date of the achievement of the dosing of the first animal in the first GLP Toxicology Study of a Polyene Lead Compound;

(35)

“Preferred Share Expiry Date” has the meaning set forth in Article 28.9.5;

(36)

“Redemption” means the redemption of the Series A Preferred Shares by the Company;

(37)

“Redemption Date” has the meaning set forth in Article 28.71;

(38)

“Redemption Notice” has the meaning set forth in Article 28.9.2;

(39)

“Series A Preferred Holder” means the registered holder of the Series A Preferred Shares;

(40)

“Stock Exchange” means the principal securities exchange on which the largest number of Common Shares are listed or posted for trading and includes any one of The Toronto Stock Exchange, the Canadian Venture Exchange, The Nasdaq National Market, American Stock Exchange or the New York Stock Exchange;

(41)

“Successor Corporation” means the company or body corporate resulting or continuing from, or otherwise surviving a Corporate Reorganization;

(42)

“Successor Shares” has the meaning set forth in Article 28.10.1;

(43)

“Third Party” means any entity other than IntraBiotics Pharmaceuticals, Inc. or the Company or their respective Affiliates;

(44)

“Trading Day” means any day on which the Stock Exchange upon which the Common Shares are listed for trading is open for business and on which Common Shares have been traded; and

(45)

“U.S. Dollar Equivalent” means the equivalent amount of U.S. dollars calculated from Canadian currency according to the rate of exchange reported in The Wall Street Journal, Western Edition.

28.1.2

Gender

Words importing the singular include the plural and vice versa and words importing any gender include all genders.

28.1.3

Currency

All monetary amounts referred to in these Series A Provisions shall be payable in U.S. dollars by wire transfer or certified cheque.  Whenever conversion from Canadian currency is required, such conversion shall be made at the rate of exchange reported in The Wall Street Journal, Western Edition on each applicable date.

28.1.4

Headings

Headings and subheadings used in these Series A Provisions are for convenience of reference only and shall not affect the construction or interpretation hereof.

28.1.5

Business Day

In the event that any date upon which any action is required to be taken by the Company or the Series A Preferred Holder hereunder, is not a business day, then such action shall be required to be taken on or by the next succeeding day that is a business day.

28.1.6

Company Act

These Series A Provisions shall be governed by and are subject to the applicable provisions of the Company Act (British Columbia), as such statute may from time to time be amended, varied, replaced or re-enacted (the “Company Act”) and all other laws binding upon the Company and, except as otherwise expressly provided herein, all terms used herein that are defined in the Company Act and not otherwise defined herein shall have the meanings ascribed to them in the Company Act.

28.2

Number of Series A Preferred Shares

The maximum number of Series A Preferred Shares shall be 750,000.

28.3

Voting Rights

Subject to the provisions of the Company Act, the Series A Preferred Holder shall not be entitled as such to vote at any general meeting of members of the Company.  The Series A Preferred Holder shall be entitled to be given notice of and be invited to attend meetings of voting members of the Company.  Upon Conversion in accordance with the provisions hereof, the Common Shares issued in any such Conversion shall have the voting rights equivalent to the voting rights of all other Common Shares.

28.4

Dividends

The Series A Preferred Holder shall not be entitled to receive dividends of any kind.

28.5

Dissolution and Liquidation

In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its members for the purpose of winding up its affairs, the Series A Preferred Holder shall be entitled to receive before any distribution is made to holders of Common Shares or any other shares of the Company ranking junior to the Series A Preferred Shares with respect to repayment of capital, the amount equal to the Liquidation Redemption Price for each Series A Preferred Share then held by such Series A Preferred Holder.  After payment to the Series A Preferred Holder of the amounts so payable to it, the Series A Preferred Holder shall not be entitled to share in any further distribution of the property or assets of the Company.

28.6

Covenants

28.6.1

No Impairment

Without the consent of the Series A Preferred Holder, the Company shall not, by amendment of its Notice of Articles or Articles or through any Corporate Reorganization, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under these Series A Provisions by the Company, but shall at all times and in good faith assist in the carrying out of all of the provisions of these Series A Provisions and in the taking of all action as may be necessary or appropriate in order to protect the rights of the Series A Preferred Holder against impairment.

28.7

Milestones

28.7.1

Milestones and Milestone Payments

Upon and subject to the terms and conditions of these Series A Provisions, the Series A Preferred Shares shall, at the option of the Company, either be converted, in whole or in part, into Common Shares pursuant to Article 28.8 or redeemed for the an amount equal to U.S.$1 per Series A Preferred Share for each Series A Preferred Share to be redeemed (the “Milestone Redemption Price”) pursuant to Article 28.9 (or any combination thereof) for a cash amount or value equal to the appropriate U.S. dollar amount corresponding to certain time and achievement milestones (the “Milestones”) described in this Article 28.7.1(1) through 28.7.1(5) (the “Milestone Payments”) on or before 30 days after the occurrence or achievement of an applicable Milestone in the case of a Conversion (each such date referred to herein as a “Conversion Date”) or on or before 30 days after the occurrence or achievement of an applicable Milestone in the case of a Redemption (each such date referred to as a “Redemption Date”) as follows:

(1)

upon 4 months after the Effective Date, 400,000 Series A Preferred Shares shall either be converted into such number of Common Shares representing an aggregate value of $400,000 or redeemed for the Milestone Redemption Price of $400,000 (or any combination thereof);

(2)

upon the Amphomycin Tox Date, [XXXX] Series A Preferred Shares shall either be converted into such number of Common Shares representing an aggregate value of [XXXX] or redeemed for the Milestone Redemption Price of [XXXX] (or any combination thereof);

(3)

upon the Polyene Tox Date, [XXXX] Series A Preferred Shares shall either be converted into such number of Common Shares representing an aggregate value of [XXXX] or redeemed for the Milestone Redemption Price of [XXXX] (or any combination thereof);

(4)

upon the Amphomycin IND Filing Date, [XXXX] Series A Preferred Shares shall either be converted into such number of Common Shares representing an aggregate value of [XXXX] or redeemed for the Milestone Redemption Price of [XXXX] (or any combination thereof); and,

(5)

upon the Polyene IND Filing Date, [XXXX] Series A Preferred Shares shall either be converted into such number of Common Shares representing an aggregate value of [XXXX] or redeemed for the Milestone Redemption Price of [XXXX] (or any combination thereof).

28.8

Conversion

28.8.1

Conversion at Company’s Option

Subject to the provisions of the Company Act and notwithstanding the special rights and restrictions attached to any other series of Preferred shares of the Company, the Company may, in its sole discretion pursuant to Article  and this Article 28.8, upon giving notice as hereinafter provided, convert on the Conversion Date the specified amount of the Series A Preferred Shares to be converted pursuant to a Milestone provided such Series A Preferred Shares are still issued and outstanding on such date and the right of Redemption attached thereto has not theretofore been exercised, and issue to the Series A Preferred Holder Common Shares as hereinafter provided in this Article .

28.8.2

Notice of Conversion

In the case of Conversion of the Series A Preferred Shares, the Company shall, not more than 5 days after the occurrence or achievement of an applicable Milestone, mail to the Series A Preferred Holder of the Series A Preferred Shares to be converted pursuant to such Milestone a notice in writing of the intention of the Company to convert such Series A Preferred Shares (“Conversion Notice”).  Such Conversion Notice shall be mailed in a prepaid letter addressed to the Series A Preferred Holder at its address as it appears on the books of the Company or in the event of the address of the Series A Preferred Holder not so appearing then to the last known address of the Series A Preferred Holder and shall set out the Conversion Price and the Conversion Date for such Conversion.

28.8.3

Procedure for Conversion

(1)

On any Conversion Date, in accordance with the Conversion Notice, the Company may issue certificates for Common Shares, on presentation and surrender at the registered office of the Company or any other place designated in the Conversion Notice of the certificate or certificates representing such Series A Preferred Shares called for Conversion, in the number equal to the number of Series A Preferred Shares to be converted resulting from the occurrence or achievement of said Milestone multiplied by a fraction, the numerator of which is the Milestone Redemption Price for 1 Series A Preferred Share, and the denominator of which is the Conversion Price. The certificates for Common Shares issued by the Company to the Series A Preferred Holder shall be in accordance with the provisions hereof, or in such name or names as the Series A Preferred Holder may direct in writing (either in the said notice or otherwise), provided that such Series A Preferred Holder shall pay any applicable transfer taxes.

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

If only part of the Series A Preferred Shares represented by any certificate shall be converted, a new certificate representing the balance of such Series A Preferred Shares shall be issued to the Series A Preferred Holder at the expense of the Company upon presentation and surrender of the first mentioned certificate.

(2)

The registered holder of the Common Shares resulting from a Conversion shall be entitled to rank equally with the registered holders of all other Common Shares in respect of all dividends payable to the holders of Common Shares who were holders of record at the close of business on any date on or after the date of such Conversion or the date of such declaration of such dividend.  Subject as aforesaid and subject to the provisions of Article 28.10.1 through 28.10.3 hereof, upon Conversion of all the Series A Preferred Shares, there shall be no further payment or adjustment by the Company or on the Common Shares resulting from such Conversion except that the Common Shares so resulting shall thereafter participate with all other Common Shares.

(3)

The right of the Company to convert the Series A Preferred Shares into Common Shares shall be deemed to have been exercised and the registered holder of the Series A Preferred Shares so converted (or any person or persons in whose name or names the Series A Preferred Holder of such Series A Preferred Shares shall have directed certificates representing Common Shares to be issued as provided in Article  hereof) shall be deemed to have become a holder of Common Shares of record of the Company for all purposes on the date of surrender of the certificates representing the Series A Preferred Shares to be cancelled accompanied by notice in writing as provided in Article  hereof, notwithstanding any delay in the delivery of certificates representing the Common Shares into which such Series A Preferred Shares have been converted.

(4)

The Company shall not issue fractional shares upon any Conversion but in lieu thereof the Company shall pay any fractional share amount in cash at the time of delivery of the share certificate representing the number of Series A Preferred Shares converted into Common Shares.

(5)

All Common Shares resulting from any Conversion of Series A Preferred Shares into Common Shares (including whole Common Shares resulting from the consolidation by the Company of fractions of shares which result from Conversions) shall be fully paid and non-assessable.  Nothing herein contained shall effect or restrict the right of the Company to increase the number of its Common Shares in accordance with the provisions of the Company Act and to issue such shares from time to time.

28.8.4

Termination of Conversion Alternative

To the extent permitted by applicable law, if, after any Conversion, there is a Delisting of Common Shares, then at the option of the Series A Preferred Holder, all Series A Preferred Shares that represent future Milestone Payments that are to become payable under Article 28.7.1 shall thereafter be redeemed by the Company for the applicable Milestone Redemption Price within 10 business days after the occurrence or achievement of the future Milestone.

28.9

Redemption

28.9.1

Redemption at Company’s Option

Subject to the provisions of the Company Act and notwithstanding the special rights and restrictions attached to any other series of Preferred shares of the Company, the Company may, in its sole discretion pursuant to Article 28.7.1 and this Article 28.9, and upon giving notice as hereinafter provided, redeem on the Redemption Date the specified amount of the Series A Preferred Shares to be redeemed pursuant to such Milestone provided such Series A Preferred Shares are still issued and outstanding on such date and the right of Conversion attached thereto has not theretofore been exercised, and pay to the Series A Preferred Holder the applicable Milestone Redemption Price.

28.9.2

Notice of Redemption

In the case of Redemption of the Series A Preferred Shares, the Company shall, not more than 5 days after the occurrence or achievement of an applicable Milestone, mail to the Series A Preferred Holder of the Series A Preferred Shares to be redeemed pursuant to such Milestone a notice in writing of the intention of the Company to redeem such Series A Preferred Shares (“Redemption Notice”).  Such Redemption Notice shall be mailed in a prepaid letter addressed to the Series A Preferred Holder at its address as it appears on the books of the Company or in the event of the address of the Series A Preferred Holder not so appearing then to the last known address of the Series A Preferred Holder and shall set out the applicable Milestone Redemption Price and the Redemption Date for such Redemption.

28.9.3

Procedure for Redemption

(1)

On any Redemption Date, in accordance with the Redemption Notice, the Company shall pay or cause to be paid to or to the order of the Series A Preferred Holder of the Series A Preferred Shares to be redeemed the applicable Milestone Redemption Price, on presentation and surrender at the registered office of the Company or any other place designated in such Redemption Notice of the certificate or certificates representing such Series A Preferred Shares called for Redemption.  If only part of the Series A Preferred Shares represented by any certificate shall be redeemed, a new certificate representing the balance of such Series A Preferred Shares shall be issued to the Series A Preferred Holder at the expense of the Company upon presentation and surrender of the first mentioned certificate.

(2)

From and after the Redemption Date specified in any such Redemption Notice, the Series A Preferred Shares called for Redemption shall thereupon be redeemed and the Series A Preferred Holder shall not be entitled to exercise any of the rights in respect thereof unless payment of the applicable Milestone Redemption Price shall not be made upon presentation of a certificate or certificates in accordance with the foregoing provisions in which case the rights of the Series A Preferred Holder shall remain unaffected.

(3)

The Company shall have the right, no later than 25 days after the mailing of the Redemption Notice as aforesaid, to deposit the amount of the applicable Milestone Redemption Price of the Series A Preferred Shares so called for Redemption, or of such of the said Series A Preferred Shares as are represented by a certificate or certificates which have not at the date of such deposit been surrendered by the Series A Preferred Holder in connection with such Redemption, by wire transfer to a bank and account designated in writing by the Series A Preferred Holder named in such Redemption Notice to be paid without interest to or to the order of the Series A Preferred Holder called for Redemption upon presentation and surrender to such bank of the certificate or certificates representing the same and upon such deposit being made or upon the Redemption Date, whichever is the later, the Series A Preferred Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the Series A Preferred Holder after such deposit or such Redemption Date, as the case may be, shall be limited to receiving without interest the Milestone Redemption Price so deposited against presentation and surrender of the said certificates held by the Series A Preferred Holder.

(4)

The Series A Preferred Shares which are redeemed in accordance herewith shall be cancelled.

28.9.4

Redemption Subject to Applicable Law

If, upon the occurrence or achievement of any Milestone described in Article 28.7.1, the Company is not permitted by insolvency provisions or other provisions of applicable law to redeem all or any portion of the Series A Preferred Shares required to be redeemed hereunder (if not otherwise converted, as the case may be), the Company shall, pursuant to the terms of this Article 28.9, redeem only the maximum number of Series A Preferred Shares (as determined in good faith by the Board of Directors of the Company) it is then permitted to redeem.

28.9.5

Expiry Redemption

On or after 8 years following the Effective Date (the “Preferred Share Expiry Date”), the Company may elect in accordance with the provisions of Article 28.9 to redeem all of the Series A Preferred Shares then still issued and outstanding as of the Preferred Share Expiry Date for which the right of Conversion or Redemption has not theretofore been exercised for an aggregate redemption price of $1 (the “Expiry Redemption”).  Any future Milestone Payments, if such Expiry Redemption is in fact effected, will be payable in accordance with the terms of the Asset Purchase Agreement.

28.10

Adjustments

28.10.1

Adjustment for Corporate Reorganization

If and whenever there is a Corporate Reorganization whereunder the Series A Preferred Holder holds Series A Preferred Shares which have not been converted or redeemed (or are not to be converted or redeemed) prior to the record date for such Corporate Reorganization, the Series A Preferred Holder shall be entitled to receive and accept shares or other securities of the Company or of the Successor Corporation, as the case may be, having the rights of Conversion and Redemption substantially equivalent (as determined in good faith by the Board of Directors of the Company) to those attaching to the Series A Preferred Shares (the “Successor Shares”), and that, without limitation, upon the exercise of such rights of Conversion attaching to the Successor Shares at any time after the record date of such Corporate Reorganization, in lieu of the number of Common Shares to which the Series A Preferred Holder would theretofore have been entitled upon Conversion, the Series A Preferred Holder would be entitled to receive as holder of the Successor Shares the aggregate number of Common Shares of the Company or of the Successor Corporation, as applicable, that the Series A Preferred Holder would have been entitled to receive as a result of such Corporate Reorganization if, on the record date of the Corporate Reorganization, the Series A Preferred Holder had been the registered holder of the number of Common Shares to which it was theretofore entitled upon Conversion upon the occurrence or achievement of the Milestones, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in Articles 28.10.2 and 28.10.3 herein.

28.10.2

Adjustment for Change in Common Shares

In the case of any reclassification of, or other change in, the outstanding Common Shares other than a Corporate Reorganization, the right of Conversion granted by Article 28.8 shall be adjusted immediately after the record date for such reclassification or other change so that the Series A Preferred Holder shall be entitled to receive, upon any Conversion of Series A Preferred Shares pursuant to the provisions hereof at any time after the record date of such reclassification or other change, such shares, securities or other rights as they would have received had such Series A Preferred Shares been converted into Common Shares immediately prior to such record date, subject to adjustment thereafter in accordance with provisions, the same as nearly may be possible, as those contained in Articles 28.10.1 through 28.10.3.

28.10.3

Adjustment for Other Dilutive Events

If and whenever at any time any event shall occur as to which the provisions of Articles 28.10.1 and 28.10.2 are not strictly applicable but the failure to make any adjustment would not fairly protect the rights of Conversion or other rights and privileges attached to the Series A Preferred Shares in accordance with the essential intent and principles of this Article 28.10 or, if strictly applicable would not fairly protect the rights of Conversion or other rights and privileges attached to the Series A Preferred Shares in accordance with such essential intent and principles, then the Company shall make such adjustment, if any, on a basis consistent with the essential intent and principles established in this Article 28.10, necessary to preserve, without dilution, the rights of Conversion and other rights and privileges attached to the Series A Preferred Shares.

28.10.4

Notice of Adjustment

Upon the occurrence of any of the events listed in this Article 28.10, then and in each such case the Company shall give written notice thereof, addressed to the Series A Preferred Holder at the address of the Series A Preferred Holder as shown on the books of the Company, or in the event of the address of the Series A Preferred Holder not so appearing then to the last known address of the Series A Preferred Holder.

28.11

Issuance

Series A Preferred Shares may only be issued to IntraBiotics Pharmaceuticals, Inc. or to its respective successors and permitted assigns.

28.12

Transfer

The Series A Preferred Shares shall be non-transferable except to an Affiliate or unrelated Third Party in connection with a merger, amalgamation or arrangement (statutory or otherwise), consolidation or sale of substantially all of the assets of IntraBiotics Pharmaceuticals, Inc. related to the Asset Purchase Agreement.

29.

SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE REDEEMABLE, CONVERTIBLE PREFERRED SHARES, SERIES B, AS A SERIES

The second series of Preferred shares of the Company shall be designated the Redeemable, Convertible Preferred Shares, Series B (the “Series B Preferred Shares”) and shall have attached thereto, in addition to the special rights and restrictions attaching to the Preferred shares as a class, the following special rights and restrictions (the “Series B Provisions”):

29.1

Definitions and Interpretation

29.1.1

Definitions

Where used in these Series B Provisions, the following words and phrases shall, unless there is something in the context otherwise inconsistent therewith, have the following meanings:

(1)

“Affiliate” means any company or entity controlled by, controlling, or under common control with a Party hereto and shall include any Person 50% or more of whose voting shares or participating profit interest is owned or controlled, directly or indirectly, by a Party, and any company which owns or controls, directly or indirectly, 50% or more of the voting shares of a Party;

(2)

“Amended Collaborative Research and License Agreement” means that certain amended collaborative research and license agreement to be entered into between the Company and the Series B Preferred Holder relating to the research, manufacture and development of novel antifungal and antibacterial pharmaceutical products dated as of May 20, 2002;

(3)

“Amphomycin IND Filing Date” means the date of filing of an IND in a Major Market Country for an Amphomycin-Related Product;

(4)

“Amphomycin NDA Date” means the date an NDA is filed in a Major Market Country for an Amphomycin-Related Product;

(5)

“Amphomycin Phase II Data Analysis Date” means the date the analysis of Phase II data for an Amphomycin-Related Product is completed;

(6)

“Amphomycin-Related Lead Compound” has the meaning set forth in the Amended Collaborative Research and License Agreement;

(7)

“Amphomycin-Related Product” has the meaning set forth in the Amended Collaborative Research and License Agreement;

(8)

“Amphomycin Tox Date” means the date of the achievement of the dosing of the first animal in the first GLP Toxicology Study of an Amphomycin-Related Lead Compound;

(9)

“Company Act” has the meaning set forth in Article 28.1.6;

(10)

“Common Shares” means Common shares in the capital of the Company and, when used with reference to a Successor Corporation, shall mean the class or classes of shares with the greatest per share voting power entitled to vote generally and, in particular, in the election of all directors of such Successor Corporation;

(11)

“Conversion” means the conversion of the Series B Preferred Shares into Common Shares pursuant to the terms set forth herein;

(12)

“Conversion Date” has the meaning set forth in Article 29.7.1;

(13)

“Conversion Notice” has the meaning set forth in Article 29.8.2;

(14)

“Conversion Price” means the Current Market Price of Common Shares as at an applicable Conversion Date;

(15)

“Corporate Reorganization” means capital reorganization, reclassification, subdivision or consolidation of the capital of the Company or a consolidation, merger, arrangement or amalgamation (statutory or otherwise) of the Company with or into another company or body corporate;

(16)

“Current Market Price” of the Common Shares on any date means the U.S. Dollar Equivalent of the average of the “closing prices” of Common Shares on The Toronto Stock Exchange for the 5 Trading Days ending on the last Trading Day prior to an applicable Milestone Date.  The “closing price” for each Trading Day shall be the last reported sales price for sales of Common Shares on The Toronto Stock Exchange (or, if the Common Shares are not then listed and posted for trading on The Toronto Stock Exchange, on any other Stock Exchange), provided however that in the event such average of the “closing prices” of Common Shares on The Toronto Stock Exchange for the 5 Trading Days ending the last Trading Day prior to an applicable Milestone Date is less than the U.S. Dollar Equivalent of Cdn $0.29, the Current Market Price shall be deemed to equal the U.S. Dollar Equivalent of Cdn $0.29, subject to adjustments from time to time in accordance with Article 29.10.  If the Common Shares are not listed on a Stock Exchange, then the provisions of Article 29.8.4 shall apply;

(17)

“Delisting of Common Shares” means the Common Shares have been suspended, cease traded or delisted from The Toronto Stock Exchange by any applicable regulatory authority(ies) for a period of 10 consecutive Trading Days and the Common Shares (or the Common Shares of a Successor Corporation, as may be applicable) are not otherwise listed for trading on any other Stock Exchange during that 10 day period;

(18)

“Effective Date” means the date the Amended Collaborative Research and License Agreement is entered into between BioSource Pharm, Inc. and the Company;

(19)

“Entity” has the meaning set forth in the Amended Collaborative Research and License Agreement;

(20)

“Expiry Redemption” has the meaning set forth in Article 29.9.5;

(21)

“GLP Toxicology Study” has the meaning set forth in the Amended Collaborative Research and License Agreement;

(22)

“Governmental Body” has the meaning set forth in the Amended Collaborative Research and License Agreement;

(23)

“herein”, “hereto”, “hereunder”, “hereof”, “thereto” and similar expressions mean or refer to these Series B Provisions and not to any particular Article, and the expression “Article” followed by a number or a letter mean and refer to the specific Article of these Series B Provisions;

(24)

“IND” has the meaning as set forth in the Amended Collaborative Research and License Agreement;

(25)

“Liquidation Redemption Price” means an amount equal to U.S.$0.50 per Series B Preferred Share;

(26)

“Major Market Country” has the meaning as set forth in the Amended Collaborative Research and License Agreement;

(27)

“Milestone(s)” has the meaning set forth in Article 29.7.1;

(28)

“Milestone Date” means the date of the occurrence or achievement of a Milestone;

(29)

“Milestone Payments” has the meaning set forth in Article 29.7.1;

(30)

“Milestone Redemption Price” has the meaning set forth in Article 29.7.1, as applicable to each Milestone;

(31)

“Party” means either the Company or the Series B Preferred Holder;

(32)

“Person” means any individual, Entity or Governmental Body;

(33)

“Polyene IND Filing Date” means the date of the achievement of the filing of an IND in a Major Market Country for a Polyene Product;

(34)

“Polyene Lead Compound” has the meaning set forth in the Amended Collaborative Research and License Agreement;

(35)

“Polyene NDA Date” means the date an NDA in a Major Market Country is filed for a Polyene Product;

(36)

“Polyene Phase II Data Analysis Date” means the date the Phase II analysis for a Polyene Product is completed;

(37)

“Polyene Product” has the meaning set forth in the Amended Collaborative Research and License Agreement;

(38)

“Polyene Tox Date” means the date of the achievement of the dosing of the first animal in the first GLP Toxicology Study of a Polyene Lead Compound;

(39)

“Preferred Share Expiry Date” has the meaning set forth in Article 29.9.5;

(40)

“Redemption” means the redemption of the Series B Preferred Shares by the Company;

(41)

“Redemption Date” has the meaning set forth in Article 29.7.1;

(42)

“Redemption Notice” has the meaning set forth in Article 29.9.2;

(43)

“Series B Preferred Holder” means the registered holder of the Series B Preferred Shares;

(44)

“Stock Exchange” means the principal securities exchange on which the largest number of Common Shares are listed or posted for trading and includes any one of The Toronto Stock Exchange, the Canadian Venture Exchange, The Nasdaq National Market, American Stock Exchange or the New York Stock Exchange;

(45)

“Successor Corporation” means the company or body corporate resulting or continuing from, or otherwise surviving a Corporate Reorganization;

(46)

“Successor Shares” has the meaning set forth in Article 29.10.1;

(47)

“Third Party” means any entity other than BioSource Pharm, Inc. or the Company or their respective Affiliates;

(48)

“Trading Day” means any day on which the Stock Exchange upon which the Common Shares are listed for trading is open for business and on which Common Shares have been traded; and

(49)

“U.S. Dollar Equivalent” means the equivalent amount of U.S. dollars calculated from Canadian currency according to the rate of exchange reported in The Wall Street Journal, Western Edition.

29.1.2

Gender

Words importing the singular include the plural and vice versa and words importing any gender include all genders.

29.1.3

Currency

All monetary amounts referred to in these Series B Provisions shall be payable in U.S. dollars by wire transfer or certified cheque.  Whenever conversion from Canadian currency is required, such conversion shall be made at the rate of exchange reported in The Wall Street Journal, Western Edition on each applicable date.

29.1.4

Headings

Headings and subheadings used in these Series B Provisions are for convenience of reference only and shall not affect the construction or interpretation hereof.

29.1.5

Business Day

In the event that any date upon which any action is required to be taken by the Company or the Series B Preferred Holder hereunder, is not a business day, then such action shall be required to be taken on or by the next succeeding day that is a business day.

29.1.6

Company Act

These Series B Provisions shall be governed by and are subject to the applicable provisions of the Company Act (British Columbia), as such statute may from time to time be amended, varied, replaced or re-enacted (the “Company Act”) and all other laws binding upon the Company and, except as otherwise expressly provided herein, all terms used herein that are defined in the Company Act and not otherwise defined herein shall have the meanings ascribed to them in the Company Act.

29.2

Number of Series B Preferred Shares

The maximum number of Series B Preferred Shares shall be 1,000,000.

29.3

Voting Rights

Subject to the provisions of the Company Act, the Series B Preferred Holder shall not be entitled as such to vote at any general meeting of members of the Company.  The Series B Preferred Holder shall be entitled to be given notice of and be invited to attend meetings of voting members of the Company.  Upon Conversion in accordance with the provisions hereof, the Common Shares issued in any such Conversion shall have the voting rights equivalent to the voting rights of all other Common Shares.

29.4

Dividends

The Series B Preferred Holder shall not be entitled to receive dividends of any kind.

29.5

Dissolution and Liquidation

In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its members for the purpose of winding up its affairs, the Series B Preferred Holder shall be entitled to receive before any distribution is made to holders of Common Shares or any other shares of the Company ranking junior to the Series B Preferred Shares with respect to repayment of capital, the amount equal to the Liquidation Redemption Price for each Series B Preferred Share then held by such Series B Preferred Holder.  After payment to the Series B Preferred Holder of the amounts so payable to it, the Series B Preferred Holder shall not be entitled to share in any further distribution of the property or assets of the Company.

29.6

Covenants

29.6.1

No Impairment

Without the consent of the Series B Preferred Holder, the Company shall not, by amendment of its Notice of Articles or Articles or through any Corporate Reorganization, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under these Series B Provisions by the Company, but shall at all times and in good faith assist in the carrying out of all of the provisions of these Series B Provisions and in the taking of all action as may be necessary or appropriate in order to protect the rights of the Series B Preferred Holder against impairment.

29.7

Milestones

29.7.1

Milestones and Milestone Payments

Upon and subject to the terms and conditions of these Series B Provisions, the Series B Preferred Shares shall, at the option of the Company, either be converted, in whole or in part, into Common Shares pursuant to Article  or redeemed for the an amount equal to U.S.$1 per Series B Preferred Share for each Series B Preferred Share to be redeemed (the “Milestone Redemption Price”) pursuant to Article 29.9 (or any combination thereof) for a cash amount or value equal to the appropriate U.S. dollar amount corresponding to certain time and achievement milestones (the “Milestones”) described in this Article 29.7.1(1)  through  29.7.1(8) (the “Milestone Payments”) on or before 30 days after the occurrence or achievement of an applicable Milestone in the case of a Conversion (each such date referred to herein as a “Conversion Date”) or on or before 30 days after the occurrence or achievement of an applicable Milestone in the case of a Redemption (each such date referred to as a “Redemption Date”) as follows:

(1)

upon the Amphomycin Tox Date, [XXXX] Series B Preferred Shares shall either be converted into such number of Common Shares representing an aggregate value of [XXXX] or redeemed for the Milestone Redemption Price of [XXXX] (or any combination thereof);

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

(2)

upon the Polyene Tox Date, [XXXX] Series B Preferred Shares shall either be converted into such number of Common Shares representing an aggregate value of [XXXX] or redeemed for the Milestone Redemption Price of [XXXX] (or any combination thereof);

(3)

upon the Amphomycin IND Filing Date, [XXXX] Series B Preferred Shares shall either be converted into such number of Common Shares representing an aggregate value of [XXXX] or redeemed for the Milestone Redemption Price of [XXXX] (or any combination thereof);

(4)

upon the Polyene IND Filing Date, [XXXX] Series B Preferred Shares shall either be converted into such number of Common Shares representing an aggregate value of [XXXX] or redeemed for the Milestone Redemption Price of [XXXX] (or any combination thereof);

(5)

upon the Amphomycin Phase II Data Analysis Date, [XXXX] Series B Preferred Shares shall either be converted into such number of Common Shares representing an aggregate value of [XXXX] or redeemed for the Milestone Redemption Price of [XXXX] (or any combination thereof);

(6)

upon the Polyene Phase II Data Analysis Date, [XXXX] Series B Preferred Shares shall either be converted into such number of Common Shares representing an aggregate value of [XXXX] or redeemed for the Milestone Redemption Price of [XXXX] (or any combination thereof);

(7)

upon the Amphomycin NDA Date, [XXXX] Series B Preferred Shares shall either be converted into such number of Common Shares representing an aggregate value of [XXXX] or redeemed for the Milestone Redemption Price of [XXXX] (or any combination thereof); and,

(8)

upon the Polyene NDA Date, [XXXX] Series B Preferred Shares shall either be converted into such number of Common Shares representing an aggregate value of [XXXX] or redeemed for the Milestone Redemption Price of [XXXX] (or any combination thereof).

29.8

Conversion

29.8.1

Conversion at Company’s Option

Subject to the provisions of the Company Act and notwithstanding the special rights and restrictions attached to any other series of Preferred shares of the Company, the Company may, in its sole discretion pursuant to Article 29.7.1 and this Article 29.7.1, upon giving notice as hereinafter provided, convert on the Conversion Date the specified amount of the Series B Preferred Shares to be converted pursuant to a Milestone provided such Series B Preferred Shares are still issued and outstanding on such date and the right of Redemption attached thereto has not theretofore been exercised, and issue to the Series B Preferred Holder Common Shares as hereinafter provided in this Article .

29.8.2

Notice of Conversion

In the case of Conversion of the Series B Preferred Shares, the Company shall, not more than 5 days after the occurrence or achievement of an applicable Milestone, mail to the Series B Preferred Holder of the Series B Preferred Shares to be converted pursuant to such Milestone a notice in writing of the intention of the Company to convert such Series B Preferred Shares (“Conversion Notice”).  Such Conversion Notice shall be mailed in a prepaid letter addressed to the Series B Preferred Holder at its address as it appears on the books of the Company or in the event of the address of the Series B Preferred Holder not so appearing then to the last known address of the Series B Preferred Holder and shall set out the Conversion Price and the Conversion Date for such Conversion.

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

29.8.3

Procedure for Conversion

(1)

On any Conversion Date, in accordance with the Conversion Notice, the Company may issue certificates for Common Shares, on presentation and surrender at the registered office of the Company or any other place designated in the Conversion Notice of the certificate or certificates representing such Series B Preferred Shares called for Conversion, in the number equal to the number of Series B Preferred Shares to be converted resulting from the occurrence or achievement of said Milestone multiplied by a fraction, the numerator of which is the Milestone Redemption Price for 1 Series B Preferred Share, and the denominator of which is the Conversion Price. The certificates for Common Shares issued by the Company to the Series B Preferred Holder shall be in accordance with the provisions hereof, or in such name or names as the Series B Preferred Holder may direct in writing (either in the said notice or otherwise), provided that such Series B Preferred Holder shall pay any applicable transfer taxes.  If only part of the Series B Preferred Shares represented by any certificate shall be converted, a new certificate representing the balance of such Series B Preferred Shares shall be issued to the Series B Preferred Holder at the expense of the Company upon presentation and surrender of the first mentioned certificate.

(2)

The registered holder of the Common Shares resulting from a Conversion shall be entitled to rank equally with the registered holders of all other Common Shares in respect of all dividends payable to the holders of Common Shares who were holders of record at the close of business on any date on or after the date of such Conversion or the date of such declaration of such dividend.  Subject as aforesaid and subject to the provisions of Article 29.10.1 through 29.10.3 hereof, upon Conversion of all the Series B Preferred Shares, there shall be no further payment or adjustment by the Company or on the Common Shares resulting from such Conversion except that the Common Shares so resulting shall thereafter participate with all other Common Shares.

(3)

The right of the Company to convert the Series B Preferred Shares into Common Shares shall be deemed to have been exercised and the registered holder of the Series B Preferred Shares so converted (or any person or persons in whose name or names the Series B Preferred Holder of such Series B Preferred Shares shall have directed certificates representing Common Shares to be issued as provided in Article 29.8.3(1) hereof) shall be deemed to have become a holder of Common Shares of record of the Company for all purposes on the date of surrender of the certificates representing the Series B Preferred Shares to be cancelled accompanied by notice in writing as provided in Article 29.8.3(1) hereof, notwithstanding any delay in the delivery of certificates representing the Common Shares into which such Series B Preferred Shares have been converted.

(4)

The Company shall not issue fractional shares upon any Conversion but in lieu thereof the Company shall pay any fractional share amount in cash at the time of delivery of the share certificate representing the number of Series B Preferred Shares converted into Common Shares.

(5)

All Common Shares resulting from any Conversion of Series B Preferred Shares into Common Shares (including whole Common Shares resulting from the consolidation by the Company of fractions of shares which result from Conversions) shall be fully paid and non-assessable.  Nothing herein contained shall effect or restrict the right of the Company to increase the number of its Common Shares in accordance with the provisions of the Company Act and to issue such shares from time to time.

29.8.4

Termination of Conversion Alternative

To the extent permitted by applicable law, if, after any Conversion, there is a Delisting of Common Shares, then at the option of the Series B Preferred Holder, all Series B Preferred Shares that represent future Milestone Payments that are to become payable under Article 29.7.1 shall thereafter be redeemed by the Company for the applicable Milestone Redemption Price within 10 business days after the occurrence or achievement of the future Milestone.

29.9

Redemption

29.9.1

Redemption at Company’s Option

Subject to the provisions of the Company Act and notwithstanding the special rights and restrictions attached to any other series of Preferred shares of the Company, the Company may, in its sole discretion pursuant to Article 29.7.1 and this Article 29.9, and upon giving notice as hereinafter provided, redeem on the Redemption Date the specified amount of the Series B Preferred Shares to be redeemed pursuant to such Milestone provided such Series B Preferred Shares are still issued and outstanding on such date and the right of Conversion attached thereto has not theretofore been exercised, and pay to the Series B Preferred Holder the applicable Milestone Redemption Price.

29.9.2

Notice of Redemption

In the case of Redemption of the Series B Preferred Shares, the Company shall, not more than 5 days after the occurrence or achievement of an applicable Milestone, mail to the Series B Preferred Holder of the Series B Preferred Shares to be redeemed pursuant to such Milestone a notice in writing of the intention of the Company to redeem such Series B Preferred Shares (“Redemption Notice”).  Such Redemption Notice shall be mailed in a prepaid letter addressed to the Series B Preferred Holder at its address as it appears on the books of the Company or in the event of the address of the Series B Preferred Holder not so appearing then to the last known address of the Series B Preferred Holder and shall set out the applicable Milestone Redemption Price and the Redemption Date for such Redemption.

29.9.3

Procedure for Redemption

(1)

On any Redemption Date, in accordance with the Redemption Notice, the Company shall pay or cause to be paid to or to the order of the Series B Preferred Holder of the Series B Preferred Shares to be redeemed the applicable Milestone Redemption Price, on presentation and surrender at the registered office of the Company or any other place designated in such Redemption Notice of the certificate or certificates representing such Series B Preferred Shares called for Redemption.  If only part of the Series B Preferred Shares represented by any certificate shall be redeemed, a new certificate representing the balance of such Series B Preferred Shares shall be issued to the Series B Preferred Holder at the expense of the Company upon presentation and surrender of the first mentioned certificate.

(2)

From and after the Redemption Date specified in any such Redemption Notice, the Series B Preferred Shares called for Redemption shall thereupon be redeemed and the Series B Preferred Holder shall not be entitled to exercise any of the rights in respect thereof unless payment of the applicable Milestone Redemption Price shall not be made upon presentation of a certificate or certificates in accordance with the foregoing provisions in which case the rights of the Series B Preferred Holder shall remain unaffected.

(3)

The Company shall have the right, no later than 25 days after the mailing of the Redemption Notice as aforesaid, to deposit the amount of the applicable Milestone Redemption Price of the Series B Preferred Shares so called for Redemption, or of such of the said Series B Preferred Shares as are represented by a certificate or certificates which have not at the date of such deposit been surrendered by the Series B Preferred Holder in connection with such Redemption, by wire transfer to a bank and account designated in writing by the Series B Preferred Holder named in such Redemption Notice to be paid without interest to or to the order of the Series B Preferred Holder called for Redemption upon presentation and surrender to such bank of the certificate or certificates representing the same and upon such deposit being made or upon the Redemption Date, whichever is the later, the Series B Preferred Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the Series B Preferred Holder after such deposit or such Redemption Date, as the case may be, shall be limited to receiving without interest the Milestone Redemption Price so deposited against presentation and surrender of the said certificates held by the Series B Preferred Holder.

(4)

The Series B Preferred Shares which are redeemed in accordance herewith shall be cancelled.

29.9.4

Redemption Subject to Applicable Law

If, upon the occurrence or achievement of any Milestone described in Article 29.7.1, the Company is not permitted by insolvency provisions or other provisions of applicable law to redeem all or any portion of the Series B Preferred Shares required to be redeemed hereunder (if not otherwise converted, as the case may be), the Company shall, pursuant to the terms of this Article 29.9, redeem only the maximum number of Series B Preferred Shares (as determined in good faith by the Board of Directors of the Company) it is then permitted to redeem.

29.9.5

Expiry Redemption

On or after 8 years following the Effective Date (the “Preferred Share Expiry Date”), the Company may elect in accordance with the provisions of Article 29.9 to redeem all of the Series B Preferred Shares then still issued and outstanding as of the Preferred Share Expiry Date for which the right of Conversion or Redemption has not theretofore been exercised for an aggregate redemption price of $1 (the “Expiry Redemption”).  Any future Milestone Payments, if such Expiry Redemption is in fact effected, will be payable in accordance with the terms of the Amended Collaborative Research and License Agreement.

29.10

Adjustments

29.10.1

Adjustment for Corporate Reorganization

If and whenever there is a Corporate Reorganization whereunder the Series B Preferred Holder holds Series B Preferred Shares which have not been converted or redeemed (or are not to be converted or redeemed) prior to the record date for such Corporate Reorganization, the Series B Preferred Holder shall be entitled to receive and accept shares or other securities of the Company or of the Successor Corporation, as the case may be, having the rights of Conversion and Redemption substantially equivalent (as determined in good faith by the Board of Directors of the Company) to those attaching to the Series B Preferred Shares (the “Successor Shares”), and that, without limitation, upon the exercise of such rights of Conversion attaching to the Successor Shares at any time after the record date of such Corporate Reorganization, in lieu of the number of Common Shares to which the Series B Preferred Holder would theretofore have been entitled upon Conversion, the Series B Preferred Holder would be entitled to receive as holder of the Successor Shares the aggregate number of Common Shares of the Company or of the Successor Corporation, as applicable, that the Series B Preferred Holder would have been entitled to receive as a result of such Corporate Reorganization if, on the record date of the Corporate Reorganization, the Series B Preferred Holder had been the registered holder of the number of Common Shares to which it was theretofore entitled upon Conversion upon the occurrence or achievement of the Milestones, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in Articles 29.10.2 and 29.10.3 herein.

29.10.2

Adjustment for Change in Common Shares

In the case of any reclassification of, or other change in, the outstanding Common Shares other than a Corporate Reorganization, the right of Conversion granted by Article 29.8 shall be adjusted immediately after the record date for such reclassification or other change so that the Series B Preferred Holder shall be entitled to receive, upon any Conversion of Series B Preferred Shares pursuant to the provisions hereof at any time after the record date of such reclassification or other change, such shares, securities or other rights as they would have received had such Series B Preferred Shares been converted into Common Shares immediately prior to such record date, subject to adjustment thereafter in accordance with provisions, the same as nearly may be possible, as those contained in Articles 29.10.1 through 29.10.3.

29.10.3

Adjustment for Other Dilutive Events

If and whenever at any time any event shall occur as to which the provisions of Articles 29.10.1 and 29.10.2 are not strictly applicable but the failure to make any adjustment would not fairly protect the rights of Conversion or other rights and privileges attached to the Series B Preferred Shares in accordance with the essential intent and principles of this Article 29.10 or, if strictly applicable would not fairly protect the rights of Conversion or other rights and privileges attached to the Series B Preferred Shares in accordance with such essential intent and principles, then the Company shall make such adjustment, if any, on a basis consistent with the essential intent and principles established in this Article 29.10, necessary to preserve, without dilution, the rights of Conversion and other rights and privileges attached to the Series B Preferred Shares.

29.10.4

Notice of Adjustment

Upon the occurrence of any of the events listed in this Article 29.10, then and in each such case the Company shall give written notice thereof, addressed to the Series B Preferred Holder at the address of the Series B Preferred Holder as shown on the books of the Company, or in the event of the address of the Series B Preferred Holder not so appearing then to the last known address of the Series B Preferred Holder.

29.11

Issuance

Series B Preferred Shares may only be issued to BioSource Pharm, Inc. or to its respective successors and permitted assigns.

29.12

Transfer

The Series B Preferred Shares shall be non-transferable except to an Affiliate or unrelated Third Party in connection with a merger, amalgamation or arrangement (statutory or otherwise), consolidation or sale of substantially all of the assets of BioSource Pharm, Inc. related to the Amended Collaborative Research and License Agreement, so long as such Affiliate or unrelated Third Party assumes all obligations set forth in the Amended Collaborative Research and License Agreement and can demonstrate financial solvency to assume those obligations.

30.

SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE REDEEMABLE, CONVERTIBLE PREFERRED SHARES, SERIES C, AS A SERIES

The third series of Preferred shares of the Company shall be designated the Redeemable, Convertible Preferred Shares, Series C (the “Series C Preferred Shares”) and shall have attached thereto, in addition to the special rights and restrictions attaching to the Preferred shares as a class, the following special rights and restrictions (the “Series C Provisions”):

30.1

Definitions and Interpretation

30.1.1

Definitions

Where used in these Series C Provisions, the following words and phrases shall, unless there is something in the context otherwise inconsistent therewith, have the following meanings:

(1)

“Affiliate” means any corporation, company, partnership, joint venture or other entity which controls, is controlled by, or is under common control with a person or entity.  For purposes of this Article 30.1.1(1), “control” shall mean (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities;

(2)

“Business Day” means any day that is not a Saturday, Sunday or holiday in British Columbia;

(3)

“Change in Control” means any of the following events unless the Series C Preferred Holder agrees in writing that such an event shall not be considered a Change in Control:

(a)

any Corporate Reorganization in which the holders of capital of the Company immediately prior to such Corporate Reorganization do not continue to hold immediately following such merger or consolidation at least 60%, by voting power and economic interest, of the capital of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(b)

the sale, in a single transaction or series of related transactions, by the Company of all or substantially all the assets of the Company (except where such sale is to a wholly owned subsidiary of the Company);

(4)

“Change in Control Corporate Reorganization” means a Corporate Reorganization that results in a Change in Control;

(5)

“Company Act” has the meaning set forth in Article 30.1.6;

(6)

“Common Shares” means Common shares in the capital of the Company;

(7)

“Conversion” means the conversion of the Series C Preferred Shares into Common Shares pursuant to the terms set forth herein;

(8)

“Conversion Date” has the meaning set forth in Article 30.8.1;

(9)

“Conversion Notice” has the meaning set forth in Article 30.8.2;

(10)

“Conversion Price” means the Current Market Price of Common Shares as of the applicable Milestone Date;

(11)

“Corporate Reorganization” means capital reorganization, reclassification, subdivision or consolidation of the capital of the Company or a consolidation, merger, arrangement or amalgamation (statutory or otherwise) of the Company with or into another company or body corporate;

(12)

“Current Market Price” of the Common Shares on any date means the U.S. Dollar Equivalent of the weighted average of the trading prices of Common Shares on The Toronto Stock Exchange (or, if the Common Shares are not then listed and posted for trading on The Toronto Stock Exchange, on any other Stock Exchange), for the five consecutive Trading Days ending on the last Trading Day prior to an applicable Milestone Date (subject to appropriate adjustment for stock splits, stock dividends, reclassifications and similar recapitalizations affecting the Common Shares).  In the event such weighted average trading price is less than the U.S. Dollar Equivalent as of the applicable Milestone Date of Cdn $0.88 (subject to appropriate adjustment for stock splits, stock dividends, reclassifications and similar recapitalizations affecting the Common Shares), the Current Market Price shall be deemed to equal the U.S. Dollar Equivalent as of the applicable Milestone Date of Cdn $0.88, (subject to appropriate adjustment for stock splits, stock dividends, reclassifications and similar recapitalizations affecting the Common Shares);

(13)

“Delisting of Common Shares” means the Common Shares have been suspended, cease traded or have been delisted from all Stock Exchanges for a period of ninety consecutive Trading Days or are not then listed and posted for trading on any Stock Exchange for a period of ninety consecutive Trading Days;

(14)

“EMEA” shall mean the European Medicines Evaluation Agency or any successor agency thereof;

(15)

“Expiry Redemption” has the meaning set forth in Article 30.9.5;

(16)

“FDA” means the United States Food and Drug Administration or any successor agency thereof;

(17)

“herein”, “hereto”, “hereunder”, “hereof”, “thereto” and similar expressions mean or refer to these Series C Provisions and not to any particular Article, and the expression “Article” followed by a number or a letter mean and refer to the specific Article of these Series C Provisions;

(18)

“HPV Antisense Product” has the meaning set forth in the License Agreement;

(19)

“License Agreement” means that certain collaboration and license agreement to be entered into between the Company and the Series C Preferred Holder dated as of September 11, 2002;

(20)

“Liquidation Redemption Price” means an amount equal in the aggregate to U.S.$1;

(21)

“Major European Countries” means any of France, Germany, Italy or the United Kingdom;

(22)

“Milestone(s)” has the meaning set forth in Article 30.7.1;

(23)

“Milestone Date” has the meaning set forth in Article 30.7.1;

(24)

“Milestone Payments” has the meaning set forth in Article 30.7.1;

(25)

“Milestone Redemption Price” means an amount equal to U.S. $1 for each Series C Preferred Share to be redeemed (subject to appropriate adjustment for stock splits, stock dividends, reclassifications and similar recapitalizations affecting the Series C Preferred Shares);

(26)

“NDA” has the meaning set forth in the License Agreement;

(27)

“Phase III Clinical Study” has the meaning set forth in the License Agreement;

(28)

“Preferred Share Expiry Date” has the meaning set forth in Article 30.9.5;

(29)

“Redemption” means the redemption of the Series C Preferred Shares by the Company;

(30)

“Redemption Date” has the meaning set forth in Article 30.9.1;

(31)

“Redemption Notice” has the meaning set forth in Article 30.9.2;

(32)

“Regulatory Approval” has the meaning set forth in the License Agreement;

(33)

“Series C Preferred Holder” means the registered holder of the Series C Preferred Shares;

(34)

“Stock Exchange” means the principal securities exchange on which the Common Shares are listed or posted for trading and includes any one of The Toronto Stock Exchange, The Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange;

(35)

“Stock Purchase Agreement” means the stock purchase agreement to be entered into between the Company and the Series C Preferred Holder, dated as of December 17, 2002;

(36)

“Trading Day” means any day on which the Stock Exchange is open for business; and

(37)

“U.S. Dollar Equivalent” means the equivalent amount of U.S. dollars calculated from Canadian currency according to the rate of exchange reported in The Wall Street Journal (Eastern U.S. edition).

30.1.2

Gender

Words importing the singular include the plural and vice versa and words importing any gender include all genders.

30.1.3

Currency

All monetary amounts referred to in these Series C Provisions shall be payable in U.S. dollars by wire transfer or certified cheque.  Whenever conversion from Canadian currency is required, such conversion shall be made at the rate of exchange reported in The Wall Street Journal (Eastern U.S. edition) on each applicable date.

30.1.4

Headings

Headings and subheadings used in these Series C Provisions are for convenience of reference only and shall not affect the construction or interpretation hereof.

30.1.5

Business Day

In the event that any date upon which any action is required to be taken by the Company or the Series C Preferred Holder hereunder, is not a Business Day, then such action shall be required to be taken on or by the next succeeding day that is a Business Day.

30.1.6

Company Act

These Series C Provisions shall be governed by and are subject to the applicable provisions of the Company Act (British Columbia), as such statute may from time to time be amended, varied, replaced or re-enacted (the “Company Act”) and all other laws binding upon the Company and, except as otherwise expressly provided herein, all terms used herein that are defined in the Company Act and not otherwise defined herein shall have the meanings ascribed to them in the Company Act.

30.2

Number of Series C Preferred Shares

The maximum number of Series C Preferred Shares shall be 5,500,000.

30.3

Voting Rights

Subject to the provisions of the Company Act, the Series C Preferred Holder shall not be entitled to vote the Series C Preferred Shares held by it at any general meeting of members of the Company.  The Series C Preferred Holder shall be entitled to be given notice of and be invited to attend meetings of voting members of the Company.  Upon Conversion in accordance with the provisions hereof, the Common Shares issued in any such Conversion shall have the voting rights equivalent to the voting rights of all other Common Shares.

30.4

Dividends

No dividends shall be payable on or in respect of the Series C Preferred Shares.

30.5

Dissolution and Liquidation

In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its members for the purpose of winding up its affairs, the Series C Preferred Holder shall be entitled to receive before any distribution is made to holders of Common Shares or any other shares of the Company ranking junior to the Series C Preferred Shares with respect to repayment of capital, the amount equal to the Liquidation Redemption Price.  After payment to the Series C Preferred Holder of the amounts so payable to it, the Series C Preferred Holder shall not be entitled to share in any further distribution of the property or assets of the Company in respect of the Series C Preferred Shares.  Notwithstanding the foregoing, upon such liquidation, dissolution or winding up, all payments that are or would otherwise have become payable on or after the effective date of such liquidation, dissolution or winding up under Article 30.7.1 of these Series C Provisions shall be payable in cash pursuant to Section 4.1(b) or 4.3 of the License Agreement within 10 Business Days following the occurrence of the applicable Milestone.

30.6

Covenants

30.6.1

No Impairment

Without the consent of the Series C Preferred Holder, the Company shall not, by amendment of its Notice of Articles or Articles or through any Corporate Reorganization, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under these Series C Provisions by the Company, but shall at all times and in good faith assist in the carrying out of all of the provisions of these Series C Provisions and in the taking of all action as may be necessary or appropriate in order to protect the rights of the Series C Preferred Holder against impairment.

30.7

Milestones

30.7.1

Milestones and Milestone Payments

Upon and subject to the terms and conditions of these Series C Provisions, and Section 2.4.4 of the Stock Purchase Agreement, on or before ten Business Days after the achievement of each milestone (a “Milestone”) described in this Article 30.7.1(1) through (6) (the date of the occurrence or achievement of such Milestone is referred to herein as a “Milestone Date”), Micrologix shall pay to Hybridon the appropriate dollar amount corresponding to the applicable Milestone as set forth below (each, a “Milestone Payment”) through the redemption of a number of Series C Preferred Shares at a price per share equal to the Milestone Redemption Price in accordance with Article 30.9 and/or through the conversion of a number of Series C Preferred Shares into Common Shares having a value based on the then applicable Conversion Price in accordance with Article 30.8  (or a combination thereof) so that in all cases, except as provided by law, the sum of the aggregate Milestone Redemption Price paid and the value of the Common Shares into which the Series C Preferred Shares are converted equals the Milestone Payment set forth below:

(1)

on April 17, 2002, [XXXX];

(2)

upon the commencement of the first Phase III Clinical Study of an HPV Antisense Product, [XXXX];

(3)

upon the first acceptance of a filing of an NDA by the FDA for an HPV Antisense Product, [XXXX];

(4)

upon the first receipt of Regulatory Approval of an NDA for an HPV Antisense Product by the FDA, [XXXX];

(5)

upon the first receipt of Regulatory Approval from the EMEA for an HPV Antisense Product in the European Community, or, if earlier, the first receipt of Regulatory Approval of an HPV Antisense Product in any two Major European Countries, [XXXX]; and

(6)

upon the first receipt of Regulatory Approval from the Japanese Koseisho for an HPV Antisense Product in Japan, [XXXX].

30.8

Conversion

30.8.1

Conversion at Company’s Option

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

Subject to the provisions of the Company Act and notwithstanding the special rights and restrictions attached to any other series of Preferred shares of the Company, the Company may, in its sole discretion pursuant to Article 30.7.1, and this Article 30.8, but subject to the conditions in Article 30.8.5 , upon giving notice as hereinafter provided, convert as of a date within ten Business Days of a Milestone Date (the “Conversion Date”) up to the number of Series C Preferred Shares provided with respect to such Milestone in Article 30.7.1, provided such Series C Preferred Shares are still issued and outstanding on such date and the right of Redemption attached thereto has not theretofore been exercised, and issue to the Series C Preferred Holder Common Shares as hereinafter provided in this Article 30.8.

30.8.2

Notice of Conversion

In the case of Conversion of the Series C Preferred Shares, the Company shall, not more than five Business Days after a Milestone Date, mail to the Series C Preferred Holder of the Series C Preferred Shares to be converted pursuant to such Milestone, a notice in writing of the intention of the Company to convert such Series C Preferred Shares (“Conversion Notice”).  Such Conversion Notice shall be (a) sent by registered or certified mail, return receipt requested, postage prepaid, (b) sent via a reputable overnight courier service, (c) sent by facsimile transmission with an original to be followed the same day via a reputable overnight courier service, or (d) personally delivered, in each case properly addressed to the Series C Preferred Holder at its address as it appears on the books of Company or, in the event of the address of the Series C Preferred Holder not so appearing then to the last known address of the Series C Preferred Holder, with the effective date of the notice being the actual date of receipt by the recipient of such notice, and shall set out the number of shares being converted, the Conversion Price with respect to the applicable Milestone Date, the Conversion Date for such Conversion, the date upon which the Series C Preferred Shares to be converted must be received by the Company, as well as the place designated for Conversion.

30.8.3

Procedure for Conversion

(1)

On any Conversion Date, in accordance with a Conversion Notice, or thereafter, the Company shall issue certificates for Common Shares, on presentation and surrender at the registered office of the Company or any other place designated in the Conversion Notice of the certificate or certificates representing such Series C Preferred Shares called for Conversion, in the number equal to the number of Series C Preferred Shares to be converted resulting from the occurrence or achievement of said Milestone multiplied by a fraction, the numerator of which is the then Milestone Redemption Price for 1 Series C Preferred Share, and the denominator of which is the Conversion Price as of the date of such Milestone.  The certificates for Common Shares issued by the Company to the Series C Preferred Holder shall be in accordance with the provisions hereof, or in such name or names as the Series C Preferred Holder may direct in writing, provided that if issued in a name other than the Series C Preferred Holder such Series C Preferred Holder shall pay any applicable transfer taxes.  If only part of the Series C Preferred Shares represented by any certificate shall be converted, a new certificate representing the balance of such Series C Preferred Shares shall be issued to the Series C Preferred Holder at the expense of the Company upon presentation and surrender of the first mentioned certificate.

(2)

The registered holder of the Common Shares resulting from a Conversion shall be entitled to rank equally with the registered holders of all other Common Shares in respect of all dividends payable to the holders of Common Shares who were holders of record at the close of business on any date on or after the date of such Conversion or the date of such declaration of such dividend.  Subject as aforesaid and subject to the provisions of Article 30.10 and 30.10.2 hereof and Section 2.4.4 of the Stock Purchase Agreement, upon Conversion of the Series C Preferred Shares converted pursuant to the achievement of a Milestone, there shall be no further payment or adjustment by the Company on the Common Shares resulting from such Conversion except that the Common Shares so resulting shall thereafter participate with all other Common Shares.

(3)

Upon receipt of the Conversion Notice, the holder of Series C Preferred Shares shall surrender its certificate or certificates for the Series C Preferred Shares to be converted to the Company at the place designated in the Conversion Notice, and shall thereafter receive certificates for the number of Common Shares to which such holder is entitled pursuant hereto. On the Conversion Date, all outstanding Series C Preferred Shares to be converted pursuant to the Conversion Notice shall be deemed to have been converted into Common Shares, which shall be deemed to be outstanding of record, and all rights with respect to the Series C Preferred Shares so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Shares) will terminate, but excluding the rights of holders thereof, upon surrender of their certificate or certificates therefore, to receive certificates for the number of Common Shares into which such

Series C Preferred Shares have been converted, and to receive payment of any declared but unpaid dividends thereon. As soon as practicable after the Conversion Date and the surrender of the certificate or certificates for Series C Preferred Shares, the Company shall cause to be issued and delivered to such holder, or on his written order, a certificate or certificates for the number of full Common Shares issuable on such conversion in accordance with the provisions hereof.

(4)

The Company shall not issue fractional shares upon any Conversion but in lieu thereof the Company shall pay any fractional share amount in cash (based upon the Current Market Price used to calculate such fractional share) at the time of delivery of the share certificate representing the number of Common Shares into which the Series C Preferred Shares are converted.

(5)

All Common Shares resulting from any Conversion of Series C Preferred Shares into Common Shares (including whole Common Shares resulting from the consolidation by the Company of fractions of shares which result from Conversions) shall be fully paid and non-assessable.  Nothing herein contained shall effect or restrict the right of the Company to increase the number of its Common Shares in accordance with the provisions of the Company Act and to issue such shares from time to time.

(6)

The Company shall at all times when the Series C Preferred Shares shall be outstanding, reserve and keep available out of its authorized but unissued shares, for the purpose of effecting the conversion of the Series C Preferred Shares, such number of its duly authorized Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series C Preferred Shares.

(7)

The Company shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of Common Shares upon conversion of Series C Preferred Shares pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Common Shares in a name other than that in which the shares of Series C Preferred Shares so converted were registered.

30.8.4

Termination of Conversion Alternative

To the extent permitted by applicable law, if there is a Delisting of Common Shares or a Change in Control, the Company shall, upon such Delisting of Common Shares or as of the date of the Change in Control, redeem all of the Series C Preferred Shares still issued and outstanding as of such date for which the right of Conversion or Redemption has not theretofore been exercised for an aggregate redemption price of $1 and any payments that are or would otherwise become payable in accordance with the terms of Article 30.7.1 herein shall become payable in cash under Section 4.1(b) or Section 4.3(b) of the License Agreement within 10 Business Days of the occurrence of the applicable Milestone.

30.8.5

Conditions to Conversion

Notwithstanding the foregoing, it shall be a condition to any Conversion contemplated by this Article 30.8 that, and the Company shall only have the right to convert any Series C Preferred Shares pursuant hereto if:

(1)

the Common Shares into which the Series C Preferred Shares are convertible are then listed or posted for trading on a Stock Exchange;

(2)

in the previous 90 day period the Common Shares have not been suspended, cease traded or delisted from any Stock Exchange for a period of 10 consecutive Trading Days;

(3)

the Common Shares to be issued to the Series C Preferred Holder shall, upon issuance, be immediately and freely resaleable and transferable on the Stock Exchange and a written opinion of counsel to the Company to that effect, in a form reasonably acceptable to the Series C Preferred Holder has been delivered to the Series C Preferred Holder and the Company’s transfer agent in accordance with Section 2.4.3 of the Stock Purchase Agreement with the Conversion Notice; and

(4)

the Company pays to the Series C Preferred Holder any amounts owed under Section 2.4.4.2 of the Stock Purchase Agreement.

30.9

Redemption

30.9.1

Redemption at Company’s Option

Subject to the provisions of the Company Act and notwithstanding the special rights and restrictions attached to any other series of Preferred shares of the Company, the Company may, in its sole discretion pursuant to Article 30.7.1 and this Article 30.9, and upon giving notice as hereinafter provided, redeem as of a date within ten Business Days of a Milestone Date (the “Redemption Date”) up to the number of Series C Preferred Shares provided with respect to such Milestone in Article 30.7.1, provided such Series C Preferred Shares are still issued and outstanding on such date and the right of Conversion attached thereto has not theretofore been exercised with respect to such Series C Preferred Shares, and pay to the Series C Preferred Holder the applicable Milestone Redemption Price for such shares.

30.9.2

Notice of Redemption

In the case of Redemption of the Series C Preferred Shares, the Company shall, not more than five Business Days after a Milestone Date, mail to the Series C Preferred Holder of the Series C Preferred Shares to be redeemed pursuant to such Milestone a notice in writing of the intention of the Company to redeem such Series C Preferred Shares (“Redemption Notice”).  Such Redemption Notice shall be (a) sent by registered or certified mail, return receipt requested, postage prepaid, (b) sent via a reputable overnight courier service, (c) sent by facsimile transmission with an original to be followed the same day via a reputable overnight courier service, or (d) personally delivered, in each case properly addressed to the Series C Preferred Holder at its address as it appears on the books of Company or, in the event of the address of the Series C Preferred Holder not so appearing then to the last known address of the Series C Preferred Holder with the effective date of the notice being the actual date of receipt by the recipient of such notice and shall set out the applicable number of shares being redeemed, the Milestone Redemption Price and the Redemption Date for such Redemption, the date upon which the Series C Preferred Shares called for Redemption must be received by the Company, as well as the place designated for Redemption.

30.9.3

Procedure for Redemption

(1)

On any Redemption Date, in accordance with a Redemption Notice, the Company shall pay or cause to be paid in cash to or to the order of the Series C Preferred Holder of the Series C Preferred Shares to be redeemed the aggregate Milestone Redemption Price for such shares, on presentation and surrender at the registered office of the Company or any other place designated in such Redemption Notice of the certificate or certificates representing such Series C Preferred Shares called for Redemption.  If only part of the Series C Preferred Shares represented by any certificate shall be redeemed, a new certificate representing the balance of such Series C Preferred Shares shall be issued to the Series C Preferred Holder at the expense of the Company upon presentation and surrender of the first mentioned certificate.

(2)

From and after the Redemption Date specified in any such Redemption Notice, the Series C Preferred Shares called for Redemption shall thereupon be redeemed and the Series C Preferred Holder shall not be entitled to exercise any of the rights in respect thereof unless payment of the applicable Milestone Redemption Price shall not be made upon presentation of a certificate or certificates in accordance with the foregoing provisions in which case the rights of the Series C Preferred Holder shall remain unaffected.

(3)

The Series C Preferred Shares which are redeemed in accordance herewith shall be cancelled.

30.9.4

Redemption Subject to Applicable Law

If, upon the achievement of any Milestone described in Article 30.7.1, the Company is not permitted by insolvency provisions or other provisions of applicable law to redeem all or any portion of the Series C Preferred Shares required to be redeemed hereunder (if not otherwise converted, as the case may be), the Company shall, pursuant to the terms of this Article 30.9, redeem only the maximum number of Series C Preferred Shares (as determined in good faith by the Board of Directors of the Company) it is then permitted to redeem and shall make any payment to the holder of the Series C Preferred Shares required by Section 2.4.4.1 of the Stock Purchase Agreement.

30.9.5

Expiry Redemption

On or after 8 years following the date of the Stock Purchase Agreement (the “Preferred Share Expiry Date”), the Company may, or upon termination of the License Agreement the Company shall, in accordance with this Article 30.9, redeem all of the Series C Preferred Shares then still issued and outstanding as of the Preferred Share Expiry Date or as of the date the License Agreement is terminated, as the case may be, for which the right of Conversion or Redemption has not theretofore been exercised for an aggregate redemption price of $1 (the “Expiry Redemption”).  Notwithstanding such Expiry Redemption of the Series C Preferred Shares, the Company shall continue to be obligated to pay the Series C Preferred Holder all unpaid Milestone Payments that are or would otherwise become payable under Article 30.7.1 herein in cash under Section 4.1(b) or 4.3 of the License Agreement within ten Business Days following the achievement or occurrence of the corresponding Milestones.

30.10

Adjustments

30.10.1

Adjustment for Corporate Reorganization

If and whenever there is a Corporate Reorganization other than a Change in Control Corporate Reorganization in which the Common Shares (but not the Series C Preferred Shares) are converted into or exchanged for securities, cash or other property, and the Series C Preferred Holder holds Series C Preferred Shares which have not been converted or redeemed (or are not to be converted or redeemed) prior to the record date for such Corporate Reorganization, then following such Corporate Reorganization, upon the exercise of the rights of Conversion provided hereby at any time after the record date of such Corporate Reorganization, in lieu of the Common Shares to which the Series C Preferred Holder would theretofore have been entitled upon Conversion, the Series C Preferred Holder would be entitled to receive such securities, cash or other property (as determined in good faith by the Board of Directors of the Company); provided that if such securities, cash or other property are not listed and posted for trading on a Stock Exchange and, as a result, the Conversion Price could not be calculated as of a Conversion Date, such Corporate Reorganization shall be deemed to be a Change of Control for purposes of Section 11.2 of the Stock Purchase Agreement and Article 30.8.4 hereof.

30.10.2

Adjustment for Other Dilutive Events

If and whenever at any time any event shall occur as to which the provisions of Article 30.10.1 are not strictly applicable but the failure to make any adjustment would not fairly protect the rights of Conversion or other rights and privileges attached to the Series C Preferred Shares in accordance with the essential intent and principles of this Article 30 or, if strictly applicable would not fairly protect the rights of Conversion or other rights and privileges attached to the Series C Preferred Shares in accordance with such essential intent and principles, then the Company shall make such adjustment, if any, on a basis consistent with the essential intent and principles established in this Article 30.10, necessary to preserve, without dilution, the rights of Conversion and other rights and privileges attached to the Series C Preferred Shares.

30.10.3

Notice of Adjustment

Upon the occurrence of any of the events listed in this Article 30.10, then and in each such case the Company shall give written notice of the adjustment and how it was calculated, addressed to the Series C Preferred Holder.  Such notice shall set forth the adjustment contemplated hereby (including the kind and amount of securities, cash or other property into which the Series C Preferred Shares are convertible).  Such notice shall either be (a) sent by registered or certified mail, return receipt requested, postage prepaid, (b) sent via a reputable overnight courier service, (c) sent by facsimile transmission with an original to be followed the same day via a reputable overnight courier service, or (d) personally delivered, in each case properly addressed to the Series C Preferred Holder at its address as it appears on the books of Company or, in the event of the address of the Series C Preferred Holder not so appearing then to the last known at the address of the Series C Preferred Holder.

30.11

Transfer

The Series C Preferred Shares shall be non-transferable except by the Series C Preferred Holder to an Affiliate or to a third party in connection with a sale of all or substantially all of such Series C Preferred Holder’s business to which the License Agreement relates.

31.

SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE REDEEMABLE, CONVERTIBLE PREFERRED SHARES, SERIES D, AS A SERIES

The fourth series of Preferred shares of the Company shall be designated the Redeemable, Convertible Preferred Shares, Series D (the “Series D Preferred Shares”) and shall have attached thereto, in addition to the special rights and restrictions attaching to the Preferred shares as a class, the following special rights and restrictions (the “Series D Provisions”):

31.1

Definitions and Interpretation

31.1.1

Definitions

Where used in these Series D Provisions, the following words and phrases shall, unless there is something in the context otherwise inconsistent therewith, have the following meanings:

(1)

“Affiliate” means any entity which controls, is controlled by, or is under common control with a person or entity;

(2)

“Approval Letter” has the meaning set forth in Section 1.1(c) of the License Agreement;

(3)

“Bucast Product” has the meaning set forth in Section 1.1(g) of the License Agreement;

(4)

“Business Day” means any day that is not a Saturday, Sunday or holiday in British Columbia;

(5)

“Closing Date” shall be February 20, 2004;

(6)

“Common Shares” means Common shares in the capital of the Company;

(7)

“Company Act” has the meaning set forth in Article 31.1.6;

(8)

“Conversion” means the conversion of the Series D Preferred Shares into Conversion Shares pursuant to the terms set forth herein;

(9)

“Conversion Date” has the meaning set forth in Article 31.8.1;

(10)

“Conversion Notice” has the meaning set forth in Article 31.7.2;

(11)

“Conversion Price” means the Current Market Price of Common Shares;

(12)

“Conversion Shares” means Common Shares issuable to the Series D Preferred Holder upon conversion of the Series D Preferred Shares;

(13)

“Corporate Reorganization” means capital reorganization, reclassification, subdivision or consolidation of the capital of the Company or a consolidation, merger, arrangement or amalgamation (statutory or otherwise) of the Company with or into another company or body corporate;

(14)

“Current Market Price” of the Common Shares on any date means the U.S. Dollar Equivalent of the weighted average of the trading prices of Common Shares on The Toronto Stock Exchange (or, if the Common Shares are not then listed and posted for trading on The Toronto Stock Exchange, on any other Stock Exchange), for the ten consecutive Trading Days ending on the last Trading Day prior to an applicable Milestone Date (subject to appropriate adjustment for subdivisions, stock dividends, reclassifications and similar recapitalizations affecting the Common Shares) save where the applicable Milestone Date is the First Milestone Date, in which case the weighted average of the trading prices of Common Shares on The Toronto Stock Exchange (or, if the Common Shares are not then listed and posted for trading on The Toronto Stock Exchange, on any other Stock Exchange), shall be for the ten consecutive Trading Days ending on the 2nd February 2004 (subject to appropriate adjustment for subdivisions, stock dividends, reclassifications and similar recapitalizations affecting the Common Shares);

(15)

“Delisting of Common Shares” means that if for a period of ninety consecutive Trading Days, the Common Shares are not then listed and posted for trading on a Stock Exchange or are suspended, cease traded or are delisted from all Stock Exchanges for a period of ninety consecutive Trading Days;

(16)

“FDA” means the United States Food and Drug Administration;

(17)

“First Milestone Date” has the meaning set out in Article 31.6.1(1);

(18)

“herein”, “hereto”, “hereunder”, “hereof”, “thereto” and similar expressions mean or refer to these Series D Provisions and not to any particular Article, and the expression “Article” followed by a number or a letter mean and refer to the specific Article of these Series D Provisions;

(19)

“License Agreement” means that certain license agreement entered into between the Company and the Series D Preferred Holder dated as of February 2, 2004;

(20)

“Liquidation Redemption Price” means an amount equal in the aggregate to U.S.$1;

(21)

“Milestone(s)” has the meaning set forth in Article 31.6.1;

(22)

“Milestone Date” has the meaning set forth in Article 31.6.1;

(23)

“Milestone Payments” has the meaning set forth in Article 31.6.1;

(24)

“Milestone Redemption Price” means an amount equal to U.S. $1 for each Series D Preferred Share to be redeemed (subject to appropriate adjustment for stock splits, stock dividends, reclassifications and similar recapitalizations affecting the Series D Preferred Shares);

(25)

“NDA” has the meaning set forth in the License Agreement;

(26)

“Optional Redemption” has the meaning set forth in Article 31.8.5;

(27)

“Optional Redemption Date” has the meaning set forth in Article 31.8.5;

(28)

“Phase III” has the meaning set forth in Section 1.1(jj) of the License Agreement;

(29)

“Redemption” means the redemption of the Series D Preferred Shares by the Company;

(30)

“Redemption Date” has the meaning set forth in Article 31.8.1;

(31)

“Redemption Notice” has the meaning set forth in Article 31.8.2;

(32)

“Series D Preferred Holder” means the registered holder of the Series D Preferred Shares;

(33)

“Stock Exchange” means the principal securities exchange on which the Common Shares are listed or posted for trading and includes any one of The Toronto Stock Exchange, The Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange;

(34)

“Stock Purchase Agreement” means the stock purchase agreement to be entered into between the Company and Virogen Limited, dated as of February 20, 2004;

(35)

“Successor Corporation” has the meaning set forth in Article 31.9.1;

(36)

“Successor Shares” has the meaning set forth in Article 31.9.1;

(37)

“Trading Day” means any day on which the Stock Exchange is open for business; and

(38)

“U.S. Dollar Equivalent” means the equivalent amount of U.S. dollars calculated from Canadian currency using the Bank of Canada noon rate for such conversion as reported on the Bank of Canada’s website on the business day prior to the applicable date.

31.1.2

Gender

Words importing the singular include the plural and vice versa and words importing any gender include all genders.

31.1.3

Currency

All monetary amounts referred to in these Series D Provisions shall be payable in U.S. dollars by wire transfer or certified cheque.

31.1.4

Headings

Headings and subheadings used in these Series D Provisions are for convenience of reference only and shall not affect the construction or interpretation hereof.

31.1.5

Business Day

In the event that any date upon which any action is required to be taken by the Company or the Series D Preferred Holder hereunder, is not a Business Day, then such action shall be required to be taken on or by the next succeeding day that is a Business Day.

31.1.6

Company Act

These Series D Provisions shall be governed by and are subject to the applicable provisions of the Company Act (British Columbia), as such statute may from time to time be amended, varied, replaced or re-enacted (the “Company Act”) and all other laws binding upon the Company and, except as otherwise expressly provided herein, all terms used herein that are defined in the Company Act and not otherwise defined herein shall have the meanings ascribed to them in the Company Act.

31.2

Maximum Number of Shares

31.2.1

Series D Preferred Shares

The maximum number of Series D Preferred Shares shall be 4,100,000.

31.2.2

Conversion Shares

The maximum number of Conversion Shares shall be 11,969,649.

31.3

Voting Rights

Subject to the provisions of the Company Act, the Series D Preferred Holder shall not be entitled to vote the Series D Preferred Shares held by it at any general meeting of members of the Company.  The Series D Preferred Holder shall be entitled to be given notice of and be invited to attend meetings of voting members of the Company.  Upon Conversion in accordance with the provisions hereof, the Conversion Shares issued in any such Conversion shall have the voting rights equivalent to the voting rights of all other Common Shares.

31.4

Dividends

No dividends shall be payable on or in respect of the Series D Preferred Shares.

31.5

Dissolution and Liquidation

In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its members for the purpose of winding up its affairs, the Series D Preferred Holder shall be entitled to receive before any distribution is made to holders of Common Shares or any other shares of the Company ranking junior to the Series D Preferred Shares with respect to repayment of capital, the amount equal to in the aggregate the Liquidation Redemption Price.  After payment to the Series D Preferred Holder of the amounts so payable to it, the Series D Preferred Holder shall not be entitled to share in any further distribution of the property or assets of the Company in respect of the Series D Preferred Shares.  Notwithstanding the foregoing, upon such liquidation, dissolution or winding up, all payments that are or would otherwise have become payable under Article 31.6.1 of these Series D Provisions shall be payable in cash pursuant to Section 3.3(b) of the License Agreement within 10 Business Days following the occurrence of the applicable Milestone.

31.6

Milestones

31.6.1

Milestones and Milestone Payments

Upon and subject to the terms and conditions of these Series D Provisions, and Section 2.4.3 of the Stock Purchase Agreement, on or before ten Business Days after the achievement of each milestone (a “Milestone”) described in this Article 31.6.1 through  (the date of the occurrence or achievement of such Milestone is referred to herein as a “Milestone Date”), the Company shall pay to the Series D Preferred Holder the appropriate dollar amount corresponding to the applicable Milestone as set forth below (each, a “Milestone Payment”) through the redemption of a number of Series D Preferred Shares at a price per share equal to the Milestone Redemption Price in accordance with Article 31.8 and/or, if the number of Conversion Shares in Article 31.2.2 have not been exceeded, through the conversion of a number of Series D Preferred Shares into Conversion Shares having a value based on the then applicable Conversion Price in accordance with Article 31.7 (or a combination thereof) so that in all cases, except as provided by law, the sum of the aggregate Milestone Redemption Price paid and the value of the Conversion Shares into which the Series D Preferred Shares are converted equals the Milestone Payment set forth below:

(1)

One Hundred Thousand Dollars (U.S.$100,000) upon February 20, 2004 (the “First Milestone Date”);

(2)

[XXXX];

(3)

[XXXX]; and

(4)

[XXXX].

31.7

Conversion

31.7.1

Conversion at Company’s Option

Subject to the provisions of the Company Act and notwithstanding the special rights and restrictions attached to any other series of Preferred shares of the Company, the Company may, in its sole discretion pursuant to Article 31.6.1, and this Article 31.7, upon giving notice as hereinafter provided, convert as of a date within ten Business Days of a Milestone Date (the “Conversion Date”) up to the number of Series D Preferred Shares provided with respect to such Milestone in Article  31.6.1, provided such Series D Preferred Shares are still issued and outstanding on such date and the right of Redemption attached thereto has not theretofore been exercised, and issue to the Series D Preferred Holder Conversion Shares as hereinafter provided in this Article  31.7.

31.7.2

Notice of Conversion

In the case of Conversion of the Series D Preferred Shares, the Company shall, not more than three Business Days after a Milestone Date, mail to the Series D Preferred Holder of the Series D Preferred Shares to be converted pursuant to such Milestone, a notice in writing of the intention of the Company to convert such Series D Preferred Shares (“Conversion Notice”).  Such Conversion Notice shall be in writing and given by (i) prepaid, first class, certified mail, return receipt requested, (ii) facsimile, or (iii) overnight courier, in each case properly addressed to the Series D Preferred Holder at its address as it appears on the books of Company or, in the event of the address of the Series D Preferred Holder not so appearing then to the last known address of the Series D Preferred Holder, with the effective date of the notice being the actual date of receipt by the recipient of such notice, and shall set out the number of shares which the Company wishes to convert, the Conversion Price with respect to the applicable Milestone Date, the Conversion Date for such Conversion, as well as the place designated for delivery of the certificate(s) representing the Series D Preferred Shares called for Conversion.

31.7.3

Procedure for Conversion

(1)

On any Conversion Date, in accordance with a Conversion Notice, or within a reasonable time thereafter, the Company shall issue certificates for Conversion Shares, on presentation and surrender at the registered office of the Company or any other place designated in the Conversion Notice of the certificate or certificates representing such Series D Preferred Shares called for Conversion, in the number equal to the number of Series D Preferred Shares to be converted resulting from the occurrence or achievement of said Milestone multiplied by a fraction, the numerator of which is the then Milestone Redemption Price for 1 Series D Preferred Share, and the denominator of which is the Conversion Price as of the date of such Milestone.  The certificates for Conversion Shares issued by the Company to the Series D Preferred Holder shall be in accordance with the provisions hereof, or in such name or names as the Series D Preferred Holder may direct in writing, provided that if issued in a name other than the Series D Preferred Holder such Series D Preferred Holder shall pay any applicable transfer taxes.

[XXXX] This text has been redacted pursuant to a confidential treatment request made pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended

If only part of the Series D Preferred Shares represented by any certificate shall be converted, a new certificate representing the balance of such Series D Preferred Shares shall be issued to the Series D Preferred Holder at the expense of the Company upon presentation and surrender of the first mentioned certificate.

(2)

The registered holder of the Conversion Shares resulting from a Conversion shall be entitled to rank equally with the registered holders of all other Common Shares in respect of all dividends payable to the holders of Common Shares who were holders of record at the close of business on any date on or after the date of such Conversion or the date of such declaration of such dividend.  Subject as aforesaid and subject to the provisions of Article 31.9.1 and 31.9.2 hereof and Section 2.4.3 of the Stock Purchase Agreement, upon Conversion of the Series D Preferred Shares converted pursuant to the achievement of a Milestone, there shall be no further payment or adjustment by the Company on the Conversion Shares resulting from such Conversion except that the Conversion Shares so resulting shall thereafter participate with all other Common Shares.

(3)

Upon receipt of the Conversion Notice, the holder of Series D Preferred Shares shall surrender its certificate or certificates for the Series D Preferred Shares to be converted to the Company at the place designated in the Conversion Notice, and shall thereafter receive certificates for the number of Conversion Shares to which such holder is entitled.  On the Conversion Date, all outstanding Series D Preferred Shares to be converted pursuant to the Conversion Notice shall be deemed to have been converted into Conversion Shares, which shall be deemed to be outstanding of record, and all rights with respect to the Series D Preferred Shares so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Shares) will terminate, but excluding the rights of holders thereof, upon surrender of their certificate or certificates therefore, to receive certificates for the number of Conversion Shares into which such Series D Preferred Shares have been converted, and to receive payment of any declared but unpaid dividends thereon. As soon as practicable after the Conversion Date and the surrender of the certificate or certificates for Series D Preferred Shares, the Company shall cause to be issued and delivered to such holder, or on his written order, a certificate or certificates for the number of full Conversion Shares issuable on such conversion in accordance with the provisions hereof.

(4)

The Company shall not issue fractional shares upon any Conversion but in lieu thereof the Company shall pay any fractional share amount in cash (based upon the Current Market Price used to calculate such fractional share) at the time of delivery of the share certificate representing the number of Conversion Shares into which the Series D Preferred Shares are converted.

(5)

All Conversion Shares resulting from any Conversion of Series D Preferred Shares into Conversion Shares (including whole Conversion Shares resulting from the consolidation by the Company of fractions of shares which result from Conversions) shall be fully paid and non-assessable.  Nothing herein contained shall effect or restrict the right of the Company to increase the number of its Common Shares in accordance with the provisions of the Company Act and to issue such shares from time to time.

(6)

The Company shall at all times when the Series D Preferred Shares shall be outstanding, reserve and keep available out of its authorized but unissued shares, for the purpose of effecting the conversion of the Series D Preferred Shares, such number of its duly authorized Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series D Preferred Shares.

(7)

The Company shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of Conversion Shares upon conversion of Series D Preferred Shares pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Conversion Shares in a name other than that in which the shares of Series D Preferred Shares so converted were registered.

31.7.4

Termination of Conversion Alternative

To the extent permitted by applicable law, if there is a Delisting of Common Shares, the Company shall, upon such Delisting of Common Shares, redeem all of the Series D Preferred Shares still issued and outstanding as of such date for which the right of Conversion or Redemption has not theretofore been exercised for an aggregate redemption price of U.S.$1 and any payments that are or would otherwise become payable in accordance with the terms of Article 31.6.1 herein shall become payable in cash under Section 3.3(b) of the License Agreement within 10 Business Days of the achievement or occurrence of the applicable Milestone.

31.8

Redemption

31.8.1

Milestone Redemption at Company’s Option

Subject to the provisions of the Company Act and notwithstanding the special rights and restrictions attached to any other series of Preferred shares of the Company, the Company may, in its sole discretion pursuant to Article 31.6.1 and this Article , 31.8 and upon giving notice as hereinafter provided, redeem as of a date within ten Business Days of a Milestone Date (the “Redemption Date”) up to the number of Series D Preferred Shares provided with respect to such Milestone in Article  31.6.1, provided such Series D Preferred Shares are still issued and outstanding on such date and the right of Conversion attached thereto has not theretofore been exercised with respect to such Series D Preferred Shares, and pay to the Series D Preferred Holder the applicable Milestone Redemption Price for such shares.

31.8.2

Notice of Redemption

In the case of Redemption of the Series D Preferred Shares, the Company shall, not more than five Business Days after a Milestone Date, mail to the Series D Preferred Holder of the Series D Preferred Shares to be redeemed pursuant to such Milestone a notice in writing of the intention of the Company to redeem such Series D Preferred Shares (“Redemption Notice”).  Such Redemption Notice shall be sent by (i) prepaid, first class, certified mail, return receipt requested, (ii) facsimile, or (iii) overnight courier, in each case properly addressed to the Series D Preferred Holder at its address as it appears on the books of Company or, in the event of the address of the Series D Preferred Holder not so appearing then to the last known address of the Series D Preferred Holder with the effective date of the notice being the actual date of receipt by the recipient of such notice and shall set out the applicable number of shares being redeemed, the Milestone Redemption Price and the Redemption Date for such Redemption, as well as the place designated for delivery of the certificate(s) representing the Series D Preferred Shares called for Redemption.

31.8.3

Procedure for Redemption

(1)

On any Redemption Date, in accordance with a Redemption Notice, the Company shall pay or cause to be paid in cash to or to the order of the Series D Preferred Holder of the Series D Preferred Shares to be redeemed the aggregate Milestone Redemption Price for such shares, on presentation and surrender at the registered office of the Company or any other place designated in such Redemption Notice of the certificate or certificates representing such Series D Preferred Shares called for Redemption.  If only part of the Series D Preferred Shares represented by any certificate shall be redeemed, a new certificate representing the balance of such Series D Preferred Shares shall be issued to the Series D Preferred Holder at the expense of the Company upon presentation and surrender of the first mentioned certificate.

(2)

From and after the Redemption Date specified in any such Redemption Notice, the Series D Preferred Shares called for Redemption shall thereupon be redeemed and the Series D Preferred Holder shall not be entitled to exercise any of the rights in respect thereof unless payment of the applicable Milestone Redemption Price shall not be made upon presentation of a certificate or certificates in accordance with the foregoing provisions in which case the rights of the Series D Preferred Holder shall remain unaffected.

(3)

The Series D Preferred Shares which are redeemed in accordance herewith shall be cancelled.

31.8.4

Redemption Subject to Applicable Law

If, upon the achievement of any Milestone described in Article 31.6.1, the Company is not permitted by insolvency provisions or other provisions of applicable law to redeem all or any portion of the Series D Preferred Shares required to be redeemed hereunder (if not otherwise converted, as the case may be), the Company shall, pursuant to the terms of this Article 31.8, redeem only the maximum number of Series D Preferred Shares (as determined in good faith by the Board of Directors of the Company) it is then permitted to redeem and shall make any payment to the holder of the Series D Preferred Shares required by Section 2.4.3 of the Stock Purchase Agreement.

31.8.5

Optional Redemption Date

At any time following the date of the Stock Purchase Agreement (the “Optional Redemption Date”), the Company may, or upon termination of the License Agreement the Company shall, in accordance with this Article 31.8, redeem all of the Series D Preferred Shares then still issued and outstanding as of the Optional Redemption Date or as of the date the License Agreement is terminated, as the case may be, for which the right of Conversion or Redemption has not theretofore been exercised for an aggregate redemption price of U.S.$1 (the “Optional Redemption”).  Notwithstanding such Optional Redemption of the Series D Preferred Shares, the Company shall continue to be obligated to pay the Series D Preferred Holder all unpaid Milestone Payments that are or would otherwise become payable under Article 31.6.1 herein in cash under Section 3.3(b) of the License Agreement within ten Business Days following the achievement or occurrence of the corresponding Milestones.

31.9

Adjustments

31.9.1

Adjustment for Corporate Reorganization

If and whenever there is a Corporate Reorganization whereunder the Series D Preferred Holder holds Series D Preferred Shares which have not been converted or redeemed (or are not to be converted or redeemed) prior to the record date for such Corporate Reorganization, the Series D Preferred Holder shall be entitled to receive and accept shares or other securities of the Company or of a company or body corporate resulting or continuing from, or otherwise surviving any merger, arrangement or amalgamation (statutory or otherwise) of the Company with or into another company or body corporate (a “Successor Corporation”), as the case may be, having the rights of conversion and redemption substantially equivalent (as reasonably determined by the Board of Directors of the Company) to those attaching to the Series D Preferred Shares (the “Successor Shares”), and that, without limitation, upon the exercise of such rights of conversion attaching to the Successor Shares at any time after the record date of such Corporate Reorganization, in lieu of the number of Conversion Shares to which the Series D Preferred Holder would theretofore have been entitled upon conversion, the Series D Preferred Holder would be entitled to receive as holder of the Successor Shares the aggregate number of Common shares of the Company or of the Successor Corporation, as applicable, that the Series D Preferred Holder would have been entitled to receive if, on the record date of the Corporate Reorganization, the Series D Preferred Holder had been the registered holder of the number of Conversion Shares to which it was theretofore entitled upon conversion upon the occurrence or achievement of the Milestones, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in Articles 31.9.1 and 31.9.2 herein.

31.9.2

Adjustment for Other Dilutive Events

If and whenever at any time any event shall occur as to which the provisions of Article 31.9.1 are not strictly applicable but the failure to make any adjustment would not fairly protect the rights of Conversion or other rights and privileges attached to the Series D Preferred Shares in accordance with the essential intent and principles of this Article 31 or, if strictly applicable would not fairly protect the rights of Conversion or other rights and privileges attached to the Series D Preferred Shares in accordance with such essential intent and principles, then the Company shall make such adjustment, if any, on a basis consistent with the essential intent and principles established in this Article 31.9, necessary to preserve, without dilution, the rights of Conversion and other rights and privileges attached to the Series D Preferred Shares.

31.9.3

Notice of Adjustment

Upon the occurrence of any of the events listed in this Article 31.9, then and in each such case the Company shall give written notice of the adjustment and how it was calculated, addressed to the Series D Preferred Holder.  Such notice shall set forth the adjustment contemplated hereby (including the kind and amount of securities, cash or other property into which the Series D Preferred Shares are convertible).  Such notice shall either be sent by (i) prepaid, first class, certified mail, return receipt requested, (ii) facsimile, or (iii) overnight courier, in each case properly addressed to the Series D Preferred Holder at its address as it appears on the books of Company or, in the event of the address of the Series D Preferred Holder not so appearing then to the last known at the address of the Series D Preferred Holder.

31.10

Transfer

The Series D Preferred Shares shall not be transferable without the written consent of the Company, except by the Series D Preferred Holder to:

(1)

any person, if it is required by law to do so;

(2)

any persons who are bona fide investors (including members, limited partners, the general partner, as the case may be) in the Series D Preferred Holder who are entitled to participate in a distribution of the assets of the Series D Preferred Holder upon winding-up, liquidation or dissolution where the Series D Preferred Shares are distributed to them on such occurrence;

(3)

an Affiliate or to a third party in connection with a sale of all or substantially all of such Series D Preferred Holder’s business to which the License Agreement relates.

32.

SPECIAL RIGHTS AND RESTRICTIONS ATTACHING TO THE REDEEMABLE, CONVERTIBLE PREFERRED SHARES OF THE COMPANY, SERIES E, AS A SERIES

The fifth series of Preferred shares of the Company shall be designated the Redeemable, Convertible Preferred Shares, Series E (the “Series E Preferred Shares”) and shall have attached thereto, in addition to the special rights and restrictions attaching to the Preferred shares as a class, the following special rights and restrictions (the “Series E Provisions”):

32.1

Definitions and Interpretation

32.1.1

Definitions

Where used in these Series E Provisions, the following words and phrases shall, unless there is something in the context otherwise inconsistent therewith, have the following meanings:

(1)

“Affiliate” means any entity which controls, is controlled by, or is under common control with a person or entity;

(2)

“Business Day” means any day that is not a Saturday, Sunday or holiday in British Columbia;

(3)

“Closing” means the Closing Date as defined in the Merger Agreement;

(4)

“Common Shares” means Common shares in the capital of the Company issuable to the Series E Preferred Holders upon any conversion of the Series E Preferred Shares;

(5)

“Company Act” has the meaning set forth in Article 32.1.6;

(6)

“Conversion” means the conversion of the Series E Preferred Shares into Common Shares pursuant to the terms set forth herein;

(7)

“Conversion Date” has the meaning set forth in Article 32.6.1;

(8)

“Conversion Notice” has the meaning set forth in Article 32.6.2;

(9)

“Conversion Price” means the Current Market Price of Common Shares as of the applicable Milestone Date;

(10)

“Corporate Reorganization” means capital reorganization, reclassification, subdivision or consolidation of the capital of the Company or a consolidation, merger, arrangement or amalgamation (statutory or otherwise) of the Company with or into another company or body corporate;

(11)

“Current Market Price” of the Common Shares on any date means the U.S. Dollar Equivalent of the weighted average of the trading prices of Common Shares on The Toronto Stock Exchange (or, if the Common Shares are not then listed and posted for trading on The Toronto Stock Exchange, on any other Stock Exchange), for the ten consecutive Trading Days ending on the last Trading Day prior to an applicable Milestone Date (subject to appropriate adjustment for subdivisions, stock dividends, reclassifications and similar recapitalizations affecting the Common Shares);

(12)

“Delisting of Common Shares” means that if for a period of ninety consecutive Trading Days, the Common Shares are not then listed and posted for trading on a Stock Exchange or are suspended, cease traded or are delisted from all Stock Exchanges for a period of ninety consecutive Trading Days;

(13)

“Expiration of the Milestone Period” means 36 months from the Closing.

(14)

“herein”, “hereto”, “hereunder”, “hereof”, “thereto” and similar expressions mean or refer to these Series E Provisions and not to any particular Article, and the expression “Article” followed by a number or a letter mean and refer to the specific Article of these Series E Provisions;

(15)

“Liquidation Redemption Price” means an amount equal in the aggregate to U.S.$1;

(16)

“Maximum Milestone Payment” means U.S.$4,000,000

(17)

“Merger Agreement” means that certain agreement and plan of merger entered into among the Company, MBI Acquisition Corp. and MitoKor, Inc. dated as of April 15, 2004;

(18)

“Milestone(s)” has the meaning ascribed to it in section 1.5(e) of the Merger Agreement;

(19)

“Milestone Date” has the meaning ascribed to it in Section 1.5(e) of the Merger Agreement ;

(20)

“Milestone Payments” has the meaning ascribed to it in Section 1.5(e) of the Merger Agreement;

(21)

“Milestone Redemption Date” has the meaning set forth in Article 32.7.1;

(22)

“Milestone Redemption Price” means an amount equal to U.S. $1 for each Series E Preferred Share to be redeemed (subject to appropriate adjustment for stock splits, stock dividends, reclassifications and similar recapitalizations affecting the Series E Preferred Shares);

(23)

“Optional Redemption” has the meaning set forth in Article 32.7.2;

(24)

“Optional Redemption Date” has the meaning set forth in Article 32.7.2;

(25)

“Redemption” means the redemption of the Series E Preferred Shares by the Company;

(26)

“Redemption Date” has the meaning set forth in Article 32.7.2;

(27)

“Redemption Notice” has the meaning set forth in Article 32.7.4;

(28)

“Series E Preferred Holders” means the registered holders of the Series E Preferred Shares;

(29)

“Stock Exchange” means the principal securities exchange on which the Common Shares are listed or posted for trading and includes any one of The Toronto Stock Exchange, The Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange;

(30)

“Successor Corporation” has the meaning set forth in Article 32.8.1;

(31)

“Successor Shares” has the meaning set forth in Article 32.8.1;

(32)

“Trading Day” means any day on which the Stock Exchange is open for business; and

(33)

“Transfer” includes any sale, exchange, assignment, gift, bequest, disposition, mortgage, charge, pledge, encumbrance, grant of a security interest or other arrangement by which possession, legal title or beneficial ownership passes from one person to another, or to the same person in a different capacity, whether or not voluntarily and whether or not for value, and any agreement to effect any of the foregoing;

(34)

“U.S. Dollar Equivalent” means the equivalent amount of U.S. dollars calculated from Canadian currency using the Bank of Canada noon spot rate on the business day prior to the applicable date.

32.1.2

Gender

Words importing the singular include the plural and vice versa and words importing any gender include all genders.

32.1.3

Currency

All monetary amounts referred to in these Series E Provisions shall be payable in U.S. dollars by wire transfer, certified cheque or bank draft.  Whenever conversion from Canadian currency is required, such conversion shall be made using the Bank of Canada noon spot rate on each applicable date.

32.1.4

Headings

Headings and subheadings used in these Series E Provisions are for convenience of reference only and shall not affect the construction or interpretation hereof.

32.1.5

Business Day

In the event that any date upon which any action is required to be taken by the Company or the Series E Preferred Holders hereunder, is not a Business Day, then such action shall be required to be taken on or by the next succeeding day that is a Business Day.

32.1.6

Company Act

These Series E Provisions shall be governed by and are subject to the applicable provisions of the Company Act (British Columbia), as such statute may from time to time be amended, varied, replaced or re-enacted (the “Company Act”) and all other laws binding upon the Company and, except as otherwise expressly provided herein, all terms used herein that are defined in the Company Act and not otherwise defined herein shall have the meanings ascribed to them in the Company Act.

32.2

Maximum Number of Shares

32.2.1

Series E Preferred Shares

The maximum number of Series E Preferred Shares shall be 4,000,000.

32.2.2

Common Shares

The maximum number of Common Shares shall be 7,983,671.

32.3

Voting Rights

Subject to the provisions of the Company Act, the Series E Preferred Holders shall not be entitled to vote the Series E Preferred Shares held by them at any general meeting of members of the Company.  The Series E Preferred Holders shall be entitled to be given notice of and be invited to attend meetings of voting members of the Company.  Upon Conversion in accordance with the provisions hereof, the Common Shares issued in any such Conversion shall have the voting rights equivalent to the voting rights of all other Common Shares.

32.4

Dividends

No dividends shall be payable on or in respect of the Series E Preferred Shares.

32.5

Dissolution and Liquidation

In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its members for the purpose of winding up its affairs, the Series E Preferred Holders shall be entitled to receive before any distribution is made to holders of Common Shares or any other shares of the Company ranking junior to the Series E Preferred Shares with respect to repayment of capital, the amount equal to in the aggregate the Liquidation Redemption Price.  After payment to the Series E Preferred Holders of the amounts so payable to them, the Series E Preferred Holders shall not be entitled to share in any further distribution of the property or assets of the Company in respect of the Series E Preferred Shares.

32.6

Conversion

32.6.1

Conversion at Company’s Option

To permit the Company to fulfil its payment obligations under Section 1.5(e) of the Merger Agreement, subject to the provisions of the Company Act and notwithstanding the special rights and restrictions attached to any other series of Preferred shares of the Company, the Company may, in its sole discretion pursuant to this Article 32.6, upon giving notice as hereinafter provided, convert as of a date within ten Business Days of a Milestone Date (the “Conversion Date”) up to the number of Series E Preferred Shares provided with respect to such Milestone in Section 1.5(e) of the Merger Agreement, provided such Series E Preferred Shares are still issued and outstanding on such date and the right of Redemption attached thereto has not theretofore been exercised, and issue to the Series E Preferred Holders Common Shares as hereinafter provided in this Article 32.6.

32.6.2

Notice of Conversion

In the case of Conversion of the Series E Preferred Shares, the Company shall, not more than five Business Days after a Milestone Date, mail to the Series E Preferred Holders of the Series E Preferred Shares to be converted pursuant to such Milestone, a notice in writing of the intention of the Company to convert such Series E Preferred Shares (“Conversion Notice”).  Such Conversion Notice shall be in writing and given by (i) prepaid, first class, certified mail, return receipt requested, (ii) facsimile, or (iii) overnight courier, in each case properly addressed to each of the Series E Preferred Holders at its address as it appears on the books of the Company or, in the event of the address of any Series E Preferred Holder not so appearing then to the last known address of such Series E Preferred Holder, with the effective date of the notice being the actual date of receipt by the recipient of such notice and shall set out the number of shares which the Company wishes to convert, the Conversion Price with respect to the applicable Milestone Date, the Conversion Date for such Conversion, the date upon which the Series E Preferred Shares to be converted must be received by the Company, as well as the place designated for Conversion.

32.6.3

Procedure for Conversion

(1)

On any Conversion Date, in accordance with a Conversion Notice, or thereafter, the Company shall issue certificates for Common Shares, on presentation and surrender at the registered office of the Company or any other place designated in the Conversion Notice of the certificate or certificates representing such Series E Preferred Shares called for Conversion, in the number equal to the number of Series E Preferred Shares to be converted resulting from the occurrence or achievement of said Milestone multiplied by a fraction, the numerator of which is the then Milestone Redemption Price for 1 Series E Preferred Share, and the denominator of which is the Conversion Price as of the date of such Milestone.  The certificates for Common Shares issued by the Company to the Series E Preferred Holders shall be in accordance with the provisions hereof, and in such name or names as a Series E Preferred Holder may direct in writing, provided that if issued in a name or names other than the Series E Preferred Holder such Series E Preferred Holder shall pay any applicable transfer taxes.  If only part of the Series E Preferred Shares represented by any certificate shall be converted, a new certificate representing the balance of such Series E Preferred Shares shall be issued to the Series E Preferred Holder at the expense of the Company upon presentation and surrender of the first mentioned certificate.

(2)

The registered holder of the Common Shares resulting from a Conversion shall be entitled to rank equally with the registered holders of all other Common Shares in respect of all dividends payable to the holders of Common Shares who were holders of record at the close of business on any date on or after the date of such Conversion or the date of such declaration of such dividend.  Subject as aforesaid and subject to the provisions of Article 32.8.1 and 32.8.2 hereof upon Conversion of the Series E Preferred Shares converted pursuant to the achievement of a Milestone, there shall be no further payment or adjustment by the Company on the Common Shares resulting from such Conversion except that the Common Shares so resulting shall thereafter participate with all other Common Shares.

(3)

Upon receipt of the Conversion Notice, each holder of Series E Preferred Shares shall surrender its certificate or certificates for the Series E Preferred Shares to be converted to the Company at the place designated in the Conversion Notice, and shall thereafter receive certificates for the number of Common Shares to which such holder is entitled.  On the Conversion Date, all outstanding Series E Preferred Shares to be converted pursuant to the Conversion Notice shall be deemed to have been converted into Common Shares, which shall be deemed to be outstanding of record, and all rights with respect to the Series E Preferred Shares so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Shares) will terminate, but excluding the rights of holders thereof, upon surrender of their certificate or certificates therefore, to receive certificates for the number of Common Shares into which such Series E Preferred Shares have been converted, and to receive payment of any declared but unpaid dividends thereon. As soon as practicable after the Conversion Date and the surrender of the certificate or certificates for Series E Preferred Shares, the Company shall cause to be issued and delivered to such holder, or on his written order, a certificate or certificates for the number of full Common Shares issuable on such conversion in accordance with the provisions hereof.

(4)

The Company shall not issue fractional shares upon any Conversion but in lieu thereof the Company shall pay any fractional share amount in cash (based upon the Current Market Price used to calculate such fractional share) at the time of delivery of the share certificate representing the number of Common Shares into which the Series E Preferred Shares are converted.

(5)

All Common Shares resulting from any Conversion of Series E Preferred Shares into Common Shares (including whole Common Shares resulting from the consolidation by the Company of fractions of shares which result from Conversions) shall be fully paid and non-assessable.  Nothing herein contained shall effect or restrict the right of the Company to increase the number of its Common Shares in accordance with the provisions of the Company Act and to issue such shares from time to time.

(6)

The Company shall at all times when the Series E Preferred Shares shall be outstanding, reserve and keep available out of its authorized but unissued shares, for the purpose of effecting the conversion of the Series E Preferred Shares, such number of its duly authorized Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series E Preferred Shares.

(7)

The Company shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of Common Shares upon conversion of Series E Preferred Shares pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of Common Shares in a name other than that in which the shares of Series E Preferred Shares so converted were registered.

32.6.4

Termination of Conversion Alternative

To the extent permitted by applicable law, if there is a Delisting of Common Shares, the Company shall, upon such Delisting of Common Shares, redeem all of the Series E Preferred Shares still issued and outstanding as of such date for which the right of Conversion or Redemption has not theretofore been exercised for an aggregate redemption price of $1 and any payments that are or would otherwise become payable in accordance with Section 1.5(e) of the Merger Agreement shall become payable in cash  within 10 Business Days of the occurrence of the applicable Milestone.

32.7

Redemption

32.7.1

Milestone Redemption at Company’s Option

Subject to the provisions of the Company Act and notwithstanding the special rights and restrictions attached to any other series of Preferred shares of the Company, the Company may, in its sole discretion pursuant to this Article 32.6.1, and upon giving notice as hereinafter provided, redeem as of a date within ten Business Days of a Milestone Date (the “Milestone Redemption Date”) up to the number of Series E Preferred Shares provided with respect to such Milestone, provided such Series E Preferred Shares are still issued and outstanding on such date and the right of Conversion attached thereto has not theretofore been exercised with respect to such Series E Preferred Shares, and pay to each Series E Preferred Holder the applicable Milestone Redemption Price for such shares.

32.7.2

Optional Redemption Date

Subject to the provisions of the Company Act and notwithstanding the special rights and restrictions attached to any other series of Preferred shares of the Company, the Company may, in its sole discretion, pursuant to Article 32.6.1 and this Article 32.7, redeem all of the Series E Preferred Shares then still issued and outstanding as of a date (the “Optional Redemption Date”); provided such Series E Preferred Shares are still issued and outstanding and for which the right of Conversion or Redemption has not theretofore been exercised for an aggregate redemption price of $1 (the “Optional Redemption”) (the “Milestone Redemption Date” and the “Optional Redemption Date” are collectively referred to herein as the “Redemption Date”).  Notwithstanding such Optional Redemption of the Series E Preferred Shares, the Company shall continue to be obligated to pay the Series E Preferred Holders all unpaid Milestone Payments that are or would otherwise become payable under Section 1.5(e) of the Merger Agreement in cash within ten Business Days following the achievement or occurrence of the corresponding Milestones.

32.7.3

Redemption at Expiration of Milestone Period or Maximum Milestone Payment

At the earlier of (a) Expiration of the Milestone Period or (b) Maximum Milestone Payment, notwithstanding the special rights and restrictions attached to any other series of Preferred shares of the Company (the “Expiration Redemption Date”), the Company may, in accordance with this Article 32.7, redeem all of the Series E Preferred Shares then still issued and outstanding as of the Expiration Redemption Date, for which the right of Conversion or Redemption has not theretofore been exercised for an aggregate redemption price of $1 (the “Expiration Redemption”) without notice to Series E Preferred Holders.

32.7.4

Notice of Redemption

In the case of Redemption of the Series E Preferred Shares, the Company shall, not more than five Business Days after a Milestone Date, mail to the Series E Preferred Holders of the Series E Preferred Shares to be redeemed pursuant to such Milestone a notice in writing of the intention of the Company to redeem such Series E Preferred Shares (“Redemption Notice”).  Such Redemption Notice shall be sent by (i) prepaid, first class, certified mail, return receipt requested, (ii) facsimile, or (iii) overnight courier, in each case properly addressed to each of the Series E Preferred Holder at its address as it appears on the books of Company or, in the event of the address of such Series E Preferred Holder not so appearing then to the last known address of such Series E Preferred Holder with the effective date of the notice being the actual date of receipt by the recipient of such notice and shall set out the applicable number of shares being redeemed, the Milestone Redemption Price and the Redemption Date for such Redemption, the date upon which the Series E Preferred Shares called for Redemption must be received by the Company, as well as the place designated for Redemption.

32.7.5

Procedure for Redemption

(1)

On any Redemption Date, in accordance with a Redemption Notice, the Company shall pay or cause to be paid in cash to or to the order of each of the Series E Preferred Holders of the Series E Preferred Shares to be redeemed the aggregate Milestone Redemption Price for such shares, on presentation and surrender at the registered office of the Company or any other place designated in such Redemption Notice of the certificate or certificates representing such Series E Preferred Shares called for Redemption.  If only part of the Series E Preferred Shares represented by any certificate shall be redeemed, a new certificate representing the balance of such Series E Preferred Shares shall be issued to each of the Series E Preferred Holders at the expense of the Company upon presentation and surrender of the first mentioned certificate.

(2)

From and after the Redemption Date specified in any such Redemption Notice, the Series E Preferred Shares called for Redemption shall thereupon be redeemed and each of the Series E Preferred Holders shall not be entitled to exercise any of the rights in respect thereof unless payment of the applicable Milestone Redemption Price shall not be made upon presentation of a certificate or certificates in accordance with the foregoing provisions in which case the rights of the Series E Preferred Holders shall remain unaffected.

(3)

The Series E Preferred Shares which are redeemed in accordance herewith shall be cancelled.

32.7.6

Redemption Subject to Applicable Law

If, upon the achievement of any Milestone described in Section 1.5(e) of the Merger Agreement, the Company is not permitted by insolvency provisions or other provisions of applicable law to redeem all or any portion of the Series E Preferred Shares required to be redeemed hereunder (if not otherwise converted, as the case may be), the Company shall, pursuant to the terms of this Article 32.7, redeem only the maximum number of Series E Preferred Shares (as determined in good faith by the Board of Directors of the Company) it is then permitted to redeem and shall make any payment to the holders of the Series E Preferred Shares required by Section 1.5(e) of the Merger Agreement.

32.8

Adjustments

32.8.1

Adjustment for Permitted Corporate Reorganization

Each of the Series E Preferred Holders shall provide its consent and to vote from time to time as required as a holder of Series E Preferred Shares (and for so long as it remains a holder of Series E Preferred Shares) in favour of any Corporate Reorganization involving the Company that are “Permitted Corporate Reorganizations”. A “Permitted Corporate Reorganization” is a Corporate Reorganization whereunder the Series E Preferred Holders hold Series E Preferred Shares which have not been converted or redeemed (or are not to be converted or redeemed) prior to the record date for such Corporate Reorganization, the Series E Preferred Holders shall be entitled to receive and accept shares or other securities of the Company or of a company or body corporate resulting or continuing from, or otherwise surviving any merger, arrangement or amalgamation (statutory or otherwise) of the Company with or into another company or body corporate (a “Successor Corporation”), as the case may be, having the rights of conversion and redemption substantially equivalent (as determined in good faith by the Board of Directors of the Company) to those attaching to the Series E Preferred Shares (the “Successor Shares”), and that, without limitation, upon the exercise of such rights of conversion attaching to the Successor Shares at any time after the record date of such Corporate Reorganization, in lieu of the number of Common Shares to which the Series E Preferred Holders would theretofore have been entitled upon conversion, the Series E Preferred Holders would be entitled to receive as holders of the Successor Shares the aggregate number of Common shares of the Company or of the Successor Corporation, as applicable, that the Series E Preferred Holders would have been entitled to receive as a result of such Corporate Reorganization if, on the record date of the Corporate Reorganization, the Series E Preferred Holders had been the registered holder of the number of Common Shares to which they were theretofore entitled upon conversion upon the occurrence or achievement of the Milestones, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in Articles 32.8.1 and 32.8.2 herein.

32.8.2

Adjustment for Other Dilutive Events

If and whenever at any time any event shall occur as to which the provisions of Article 32.8.1 are not strictly applicable but the failure to make any adjustment would not fairly protect the rights of Conversion or other rights and privileges attached to the Series E Preferred Shares in accordance with the essential intent and principles of this Article 32 or, if strictly applicable would not fairly protect the rights of Conversion or other rights and privileges attached to the Series E Preferred Shares in accordance with such essential intent and principles, then the Company shall make such adjustment, if any, on a basis consistent with the essential intent and principles established in this Article 32.8, necessary to preserve, without dilution, the rights of Conversion and other rights and privileges attached to the Series E Preferred Shares.

32.8.3

Notice of Adjustment

Upon the occurrence of any of the events listed in this Article 32.8, then and in each such case the Company shall give written notice of the adjustment and how it was calculated, addressed to the Series E Preferred Holder.  Such notice shall set forth the adjustment contemplated hereby (including the kind and amount of securities, cash or other property into which the Series E Preferred Shares are convertible).  Such notice shall either be sent by (i) prepaid, first class, certified mail, return receipt requested, (ii) facsimile, or (iii) overnight courier, in each case properly addressed to each Series E Preferred Holder at its address as it appears on the books of Company or, in the event of the address of the Series E Preferred Holder not so appearing then to the last known at the address of the Series E Preferred Holder.

32.9

Transfer

The Series E Preferred Shares shall not be transferable without the written consent of the Company, except that a Series E Preferred Holder may from time to time Transfer all or any part of its Series E Preferred Shares:

(1)

to any person, where the Transfer is in connection with a reorganization of the Series E Preferred Holder;

(2)

if it is required by law to do so;

(3)

if a Series E Preferred Holder resolves to Transfer all or substantially all of its assets or if the Transfer is part of a portfolio sale of all or substantially all of its assets; or

(4)

to any persons who are bona fide investors in a member of a Series E Preferred Holder who are entitled to participate in a distribution of the assets of the member of the Series E Preferred Holder upon winding-up, liquidation or dissolution where the Series E Preferred Shares are distributed to them on such occurrence;

provided that such transferee enters into an acknowledgement agreement on terms and conditions satisfactory to the Company under which the transferee acknowledges and agrees to bound by the Merger Agreement.